AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

Dated as of
March 27, 1998
among

WATTS INVESTMENT COMPANY,

WATTS INDUSTRIES, INC., as Guarantor,

THE FINANCIAL INSTITUTIONS LISTED ON
SCHEDULE 1 HERETO,
BANKBOSTON, N.A. (f/k/a/ The First National Bank of
Boston),    as Administrative Agent and Competitive Bid
Agent
and
BANCBOSTON SECURITIES INC., as Arranger

TABLE OF CONTENTS

Page

1.  DEFINITIONS AND RULES OF INTERPRETATION.  	2
1.1.  Definitions.  	2
1.2.  Rules of Interpretation.  	16
2.  THE REVOLVING CREDIT FACILITY AND THE COMPETITIVE
LOAN FACILITY.  	17
2.1.  Commitment to Lend.  	17
2.2.  Facility Fee.  	17
2.3.  Reduction of Total Commitment.  	18
2.4.  The Notes.  	18
2.5.  Interest on Revolving Credit Loans and
Competitive Loans.  	19
2.6.  Requests for Revolving Credit Loans.  	19
2.7.  Conversion Options for Revolving Credit
Loans.  	20
2.7.1.  Conversion to Different Type of
Revolving Credit Loan.  	20
2.7.2.  Continuation of Type of Revolving
Credit Loan.  	20
2.7.3.  Eurodollar Rate Loans.  	21
2.8.  Funds for Revolving Credit Loans.  	21
2.8.1.  Funding Procedures.  	21
2.8.2.  Advances by Administrative Agent.  	21
2.9.  Pro Rata Treatment.  	22
2.10.  Competitive Bid Procedures.  	22
2.10.1.  Competitive Loan Request.  	22
2.10.2.  Bids by Banks.  	23
2.10.3.  Notice to Borrower of Bids.  	24
2.10.4.  Acceptance and Rejection of
Bids.  	24
2.10.5.  Notification to Banks.  	25
2.10.6.  Competitive Bid Agent as Bidder.  	25
2.10.7.  Notices.  	26
3.  REPAYMENT OF REVOLVING CREDIT LOANS AND
COMPETITIVE LOANS.  	26
3.1.  Maturity.  	26
3.1.1.  Revolving Credit Loans.  	26
3.1.2.  Competitive Loans.  	26
3.2.  Mandatory Repayments of Revolving Credit
Loans.  	26
3.3.  Optional Repayments of Revolving Credit
Loans.  	26
3.4.  No Optional Repayments of Competitive
Loans.  	27
3.5.  Method of Certain Prepayments and
Repayments.  	27
4.  CERTAIN GENERAL PROVISIONS.  	27
4.1.  Arrangement Fee.  	27
4.2.  Administrative Agent's Fee.  	27
4.3.  Funds for Payments.  	28
4.3.1.  Payments to Administrative Agent.  	28
4.3.2.  No Offset, etc.  	28
4.4.  Computations.  	28
4.5.  Inability to Determine Eurodollar Rate.  	29
4.6.  Illegality.  	29
4.7.  Additional Costs, etc.  	30
4.8.  Capital Adequacy.  	31
4.9.  Certificate.  	32
4.10.  Indemnity.  	32
4.11.  Interest on Overdue Amounts.  	32
5.  GUARANTY.  	32
5.1.  Guaranty.  	32
5.2.  Guaranty Absolute.  	33
5.3.  Effectiveness; Enforcement.  	34
5.4.  Waivers.  	34
5.5.  Subrogation Waiver.  	34
6.  REPRESENTATIONS AND WARRANTIES.  	35
6.1.  Corporate Authority.  	35
6.1.1.  Incorporation; Good Standing.  	35
6.1.2.  Authorization.  	35
6.1.3.  Enforceability.  	36
6.2.  Governmental Approvals.  	36
6.3.  Title to Properties; Leases.  	36
6.4.  Fiscal Year and Financial Statements.  	36
6.4.1.  Fiscal Year.  	36
6.4.2.  Financial Statements.  	36
6.5.  No Material Changes, etc.  	37
6.6.  Franchises, Patents, Copyrights, etc.  	37
6.7.  Litigation.  	37
6.8.  No Materially Adverse Contracts, etc.  	38
6.9.  Compliance With Other Instruments, Laws,
etc.  	38
6.10.  Tax Status.  	38
6.11.  No Event of Default.  	38
6.12.  Holding Company and Investment Company
Acts.  	38
6.13.  Absence of Financing Statements, etc.  	39
6.14.  Certain Transactions.  	39
6.15.  Employee Benefit Plans.  	39
6.15.1.  In General.  	39
6.15.2.  Terminability of Welfare Plans.  	40
6.15.3.  Guaranteed Pension Plans.  	40
6.15.4.  Multiemployer Plans.  	41
6.16.  Regulations U and X.  	41
6.17.  Ineligible Securities.  	41
6.18.  Environmental Compliance.  	41
6.19.  Subsidiaries, etc.  	44
6.20.  Disclosure.  	44
6.21.  Year 2000 Compliance.  	44
7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE
PARENT.  	44
7.1.  Punctual Payment.  	44
7.2.  Maintenance of Office.  	44
7.3.  Records and Accounts.  	45
7.4.  Financial Statements, Certificates and
Information.  	45
7.5.  Notices.  	46
7.5.1.  Defaults.  	46
7.5.2.  Environmental Events.  	47
7.5.3.  Notice of Litigation and
Judgments.  	47
7.5.4.  Fiscal Year.  	48
7.6.  Corporate Existence; Maintenance of
Properties.  	48
7.7.  Insurance.  	48
7.8.  Taxes.  	48
7.9.  Inspection of Properties and Books, etc.  	49
7.9.1.  General.  	49
7.9.2.  Communication with Accountants.  	49
7.10.  Compliance with Laws, Contracts,
Licenses, and Permits.  	50
7.11.  Employee Benefit Plans.  	50
7.12.  Use of Proceeds.  	51
7.13.  Further Assurances.  	51
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND
THE PARENT.  	51
8.1.  Restrictions on Indebtedness.  	51
8.2.  Restrictions on Liens.  	53
8.3.  Restrictions on Investments.  	54
8.4.  Distributions.  	56
8.5.  Merger, Consolidation.  	56
8.5.1.  Mergers and Acquisitions.  	56
8.5.2.  Disposition of Assets.  	57
8.6.  Sale and Leaseback.  	57
8.7.  Compliance with Environmental Laws.  	58
8.8.  Employee Benefit Plans.  	58
8.9.  Certain Transactions.  	59
9.  FINANCIAL COVENANTS OF THE BORROWER AND THE
PARENT.  	59
9.1.  Fixed Charge Coverage Ratio.  	59
9.2.  Leverage Ratio.  	59
10.  CONDITIONS TO EFFECTIVENESS.  	60
10.1.  Loan Documents.  	60
10.2.  Certified Copies of Charter Documents.  	60
10.3.  Corporate Action.  	60
10.4.  Incumbency Certificate.  	60
10.5.  Assignment and Acceptance.  	61
10.6.  Opinion of Counsel.  	61
10.7.  Proceedings and Documents.  	61
10.8.  Payment of Fees.  	61
11.  CONDITIONS TO ALL BORROWINGS.  	61
11.1.  Representations True; No Event of
Default.  	61
11.2.  No Legal Impediment.  	62
11.3.  Governmental Regulation.  	62
12.  EVENTS OF DEFAULT; ACCELERATION; ETC.  	62
12.1.  Events of Default and Acceleration.  	62
12.2.  Termination of Commitments.  	66
12.3.  Remedies.  	66
12.4.  Distribution of Proceeds.  	67
13.  SETOFF.  	67
14.  THE ADMINISTRATIVE AGENT AND THE COMPETITIVE BID
AGENT.  	68
14.1.  Authorization.  	68
14.2.  Employees and Agents.  	69
14.3.  No Liability.  	69
14.4.  No Representations.  	69
14.4.1.  General.  	69
14.4.2.  Closing Documentation, etc.  	70
14.5.  Payments.  	71
14.5.1.  Payments to Administrative
Agent.  	71
14.5.2.  Distribution by Administrative
Agent.  	71
14.5.3.  Delinquent Banks.  	71
14.6.  Holders of Notes.  	72
14.7.  Indemnity.  	72
14.8.  Agent as Bank.  	72
14.9.  Resignation.  	72
14.10.  Notification of Defaults and Events of
Default.  	73
15.  EXPENSES.  	73
16.  INDEMNIFICATION.  	74
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.  	75
17.1.  Sharing of Information with Section 20
Subsidiary.  	75
17.2.  Confidentiality.  	75
17.3.  Prior Notification.  	76
17.4.  Other.  	76
18.  SURVIVAL OF COVENANTS, ETC.  	76
19.  ASSIGNMENT AND PARTICIPATION.  	77
19.1.  Conditions to Assignment by Banks.  	77
19.2.  Certain Representations and Warranties;
Limitations; Covenants.  	77
19.3.  Register.  	79
19.4.  New Notes.  	79
19.5.  Participations.  	80
19.6.  Disclosure.  	80
19.7.  Assignee or Participant Affiliated with
the Borrower.  	80
19.8.  Miscellaneous Assignment Provisions.  	81
19.9.  Assignment by Borrower.  	81
20.  NOTICES, ETC.  	82
21.  GOVERNING LAW.  	82
22.  HEADINGS.  	83
23.  COUNTERPARTS.  	83
24.  ENTIRE AGREEMENT, ETC.  	83
25.  WAIVER OF JURY TRIAL.  	83
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  	84
27.  SEVERABILITY.  	85
28.  TRANSITIONAL ARRANGEMENTS.  	85
28.1.  Original Credit Agreement Superseded.  	85
28.2.  Return and Cancellation of Notes.  	85
28.3.  Interest and Fees Under Superseded
Agreement.  	85

Exhibits & Schedules

Exhibit A-1
Form of Revolving Credit Note
Exhibit A -2
Form of Amended and Restated Revolving
Credit Note
Exhibit B-1 -
Form of Competitive Bid Request
Exhibit B-2 -
Form of Notice of Competitive Bid
Request
Exhibit B-3 -
Form of Competitive Bid
Exhibit B-4 -
Form of Competitive Bid Accept/Reject
Letter
Exhibit C -
Form of Loan Request
Exhibit D -
Form of Compliance Certificate
Exhibit E -
Form of Legal Opinion
Exhibit F -
Form of Assignment and Acceptance


Schedule 1 -
Banks, Commitments, Commitment
Percentages, Domestic Lending
Offices, Eurodollar Lending Offices
Schedule 6.3 -
Leased Property
Schedule 6.7 -
Litigation
Schedule 6.13 -
Financing Statements
Schedule 6.18 -
Environmental Matters
Schedule 6.19 -
Subsidiaries
Schedule 8.1 -
Existing Indebtedness
Schedule 8.2 -
Liens
Schedule 8.3 -
Investments





AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT
This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of March 27, 1998, by and among (a) WATTS
INVESTMENT COMPANY (the "Borrower") a Delaware corporation having its principal place of business at 801 West Street, Second Floor, Wilmington, Delaware, 19801 (b) WATTS
INDUSTRIES, INC. (the "Parent"), a Delaware corporation having its principal place of business at 815 Chestnut
Street, North Andover, Massachusetts 01845, as guarantor hereunder (the "Guarantor"), (c) the financial institutions listed on Schedule 1 hereto and such other financial institutions that are or may become parties to this Credit Agreement from time to time in accordance with the provisions hereof, (d) BANKBOSTON, N.A. ("BankBoston," formerly known as The First National Bank of Boston), as administrative agent (the "Administrative Agent") and competitive bid agent (the "Competitive Bid Agent") for itself and the other Banks (as defined herein), and (e)
BANCBOSTON SECURITIES INC., a Massachusetts corporation, as the arranger (the "Arranger").
WHEREAS, pursuant to a Revolving Credit Agreement dated as of August 30, 1994 (as amended from time to time, the "Original Credit Agreement), by and among the Borrower, BankBoston and the other Banks (as defined therein) and the Parent, the Banks made loans available to the Borrower for the purposes described therein; and WHEREAS, the Borrower has requested to amend and restate the Original Credit Agreement to, among other things, continue to provide financing for the funding of future acquisitions and for general corporate purposes, and the Banks are willing to amend and restate the Original Credit Agreement and to continue to provide such financing on the terms and conditions set forth herein;
NOW, THEREFORE, the Borrower, the Parent, the Banks, the Administrative Agent and the Competitive Bid Agent agree that on and as of the Closing Date (as hereinafter defined), the Original Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.
1.  DEFINITIONS AND RULES OF INTERPRETATION.
1.1. Definitions. The following terms shall have the meanings set forth in this S.1 or elsewhere in the provisions of this Credit Agreement referred to below:
Administrative Agent. As defined in the preamble hereto.
Administrative Agent's Head Office.  The
Administrative Agent's head office located at 100 Federal
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.
Administrative Agent's Special Counsel.  Bingham Dana
LLP or such other counsel as may be approved by the Administrative Agent.
Affiliate. Any Person that would be considered to be an affiliate of the Parent or the Borrower under Rule
144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Person were issuing securities.
Agents.  The Administrative Agent and the Competitive
Bid Agent.
Applicable Margin. A percentage to be determined for each fiscal quarter as of the last day of the previous fiscal quarter based on the higher of the Parent's senior unsecured debt ratings as published by either (i) Moody's
Investors Services, Inc. or (ii) Standard & Poor's Rating
Group on such date, in accordance with the schedule set forth below:


Rating
S&P/Moody's


Applicable
Margin

A/A2 or Higher
0.150%
A-/A3
0.165%
BBB+/Baa 1
0.185%
BBB/Baa2
0.220%
BBB-/Baa3
0.315%
Less than BBB-/Baa3
0.500%
If the Parent's senior unsecured debt rating as published by each of the Rating Agencies varies by (i) one rating level, the Applicable Margin will be determined based upon the higher of the two ratings and (ii) more than one rating level, the Applicable Margin will be determined based upon one rating level above the lower of the two ratings.
Assignment and Acceptance.  See S.19.1.
Balance Sheet Date.  June 30, 1997.
BankBoston. BankBoston, N.A.
Banks. BankBoston and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to S.19.
Base Rate. The higher of (i) the annual rate of interest announced from time to time by BankBoston at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal
Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business
Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.
Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.
Borrower.  As defined in the preamble hereto.
Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate
Loans, also a day which is a Eurodollar Business Day.
Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.
Capital Expenditures. Amounts paid or indebtedness incurred by the Parent or any of its Subsidiaries in connection with the purchase or lease by the Parent or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.
Capitalized Leases. Leases under which the Parent or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.
CERCLA.  See S.6.18.
Closing Date.  March 27, 1998.
Code.  The Internal Revenue Code of 1986.
Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.
Commitment Percentage. With respect to each Bank, the percentage determined by dividing such Bank's
Commitment by the aggregate Commitments of all of the Banks. Each Bank's Commitment Percentage as of the
Closing Date is set forth on Schedule 1 hereto.
Competitive Bid. An offer by a Bank to make a Competitive Loan pursuant to S.2.10 hereof.
Competitive Bid Accept/Reject Letter. A notification made by the Borrower to the Competitive Bid Agent pursuant to S.2.10 hereof in the form of Exhibit B-4 hereto.
Competitive Bid Agent. As defined in the preamble hereto.
Competitive Bid Rate. As to any Competitive Bid made by a Bank pursuant to S.2.10 hereof, the Money Market Rate offered by the Bank making such Competitive Bid.
Competitive Bid Request.  A request made pursuant to
S.2.10 hereof in the form of Exhibit B-1 hereto.
Competitive Borrowing. A borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids have been accepted by the Borrower under the bidding procedure described in
S.2.10 hereof.
Competitive Loan. A loan from a Bank to the Borrower pursuant to the bidding procedure described in S.2.10 hereof. Each Competitive Loan shall bear interest at the Money Market Rate specified by the Bank making such Competitive Loan in its Competitive Bid.
Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.
Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss.
Consolidated Net Worth. Consolidated Total Assets minus Consolidated Total Liabilities, and minus, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable for the purchase of capital stock.
Consolidated Total Assets. All assets of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.
Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized
Leases and plus, without duplication, commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.
Consolidated Total Liabilities. All liabilities of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.
Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with 2.7.
Credit Agreement.  This Amended and Restated
Revolving Credit Agreement, including the Schedules and
Exhibits hereto.
Default.  See 12.
Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries (or any options, warrants or other rights to acquire shares of such capital stock), directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any of the Borrower, the Parent or any of their Subsidiaries to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries.
Dollars or $. Dollars in lawful currency of the United States of America.
Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto;
thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.
Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit
Loan is converted or continued in accordance with 2.7.
Earnings Before Interest, Taxes, Depreciation and
Amortization. The Consolidated Net Income (or Deficit) of the Parent and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, plus depreciation and amortization for such period, determined in accordance with generally accepted accounting principles.
Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United
States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic
Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.
Employee Benefit Plan. Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by any of the Borrower, the Parent or any ERISA Affiliate, other than a Multiemployer Plan.
Environmental Laws.  See 6.18(a).
ERISA. The Employee Retirement Income Security Act of 1974.
ERISA Affiliate. Any Person which is treated as a single employer with either of the Borrower or the Parent under 414 of the Code.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.
Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.
Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.
Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto;
thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.
Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate at which BankBoston's Eurodollar
Lending Office is offered Dollar deposits, at or about
10:00 a.m., Boston time, two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of BankBoston to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency
Reserve Rate, if applicable.
Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar
Rate.
Event of Default.  See 12.
Existing Indebtedness.  See 8.1(f).
Facility Fee.  See 2.2.
Facility Fee Rate. For any date of determination, a percentage to be determined for such date based on the higher of the Parent's senior unsecured debt ratings as published by either (i) Moody's Investors Services, Inc.
or (ii) Standard & Poor's Rating Group on such date, in accordance with the schedule set forth below:


Rating
S&P/Moody's


Facility Fee
Rate

A/A2 or Higher
0.070%
A-/A3
0.075%
BBB+/Baa 1
0.090%
BBB/Baa2
0.105%
BBB-/Baa3
0.135%
Less than BBB-/Baa3
0.250%
If the Parent's senior unsecured debt rating as published
by each of the Rating Agencies varies by (i) one rating
level, the Facility Fee Rate will be determined based upon
the higher of the two ratings and (ii) more than one
rating level, the Facility Fee Rate will be determined
based upon one rating level above the lower of the two
ratings.
Fee Letter.  See 4.1.
Fixed Charge Coverage Ratio.  For any period, the
ratio of (i) the result of (A) Earnings Before Interest,
Taxes, Depreciation and Amortization minus (B) Capital
Expenditures, to (ii) the sum of (A) Consolidated Total
Interest Expense (without duplication of any interest
taken into account in the computation of the Fixed Charged
Coverage Ratio in any prior period) plus (B) current
maturities of long-term Indebtedness due and payable
during such period in accordance with generally accepted
accounting principles, in each case for the Parent and its
Subsidiaries on a consolidated basis for such period.
generally accepted accounting principles.  (i) When
used in 8.1 or 9, whether directly or indirectly through
reference to a capitalized term used therein, means (A)
principles that are consistent with the principles
promulgated or adopted by the Financial Accounting
Standards Board and its predecessors, in effect for the
fiscal year ended on the Balance Sheet Date, and (B) to
the extent consistent with such principles, the accounting
practice of the Parent reflected in its financial
statements for the year ended on the Balance Sheet Date,
and (ii) when used in general, other than as provided
above, means principles that are (A) consistent with the
principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, as in
effect from time to time and (B) consistently applied with
past financial statements of the Parent adopting the same
principles, provided that in each case referred to in this
definition of "generally accepted accounting principles" a
certified public accountant would, insofar as the use of
such accounting principles is pertinent, be in a position
to deliver an unqualified opinion (other than a
qualification regarding changes in generally accepted
accounting principles) as to financial statements in which
such principles have been properly applied.
Guaranteed Obligations.  See 5.1.
Guaranteed Pension Plan.  Any employee pension
benefit plan within the meaning of 3(2) of ERISA
currently maintained or contributed to by the Borrower or
any ERISA Affiliate the benefits of which are guaranteed
on termination in full or in part by the PBGC pursuant to
Title IV of ERISA, other than a Multiemployer Plan.
Hazardous Substances.  See 6.18(b).
Indebtedness.  With respect to the Borrower, the
Parent or any of their Subsidiaries and whether recourse
is secured by or is otherwise available against all or
only a portion of the assets of the Borrower, the Parent
or any of their Subsidiaries and whether or not
contingent, but without duplication:
(i)  every obligation of the Borrower, the
Parent or any of their Subsidiaries for money
borrowed,
(ii)  every obligation of the Borrower, the
Parent or any of their Subsidiaries evidenced by
bonds, debentures, notes or other similar
instruments, including obligations incurred in
connection with the acquisition of property, assets
or businesses,
(iii)  every reimbursement obligation of the
Borrower, the Parent or any of their Subsidiaries
with respect to letters of credit, bankers'
acceptances or similar facilities issued for the
account of the Borrower, the Parent or any of their
Subsidiaries,
(iv)  every obligation of the Borrower, the
Parent or any of their Subsidiaries issued or assumed
as the deferred purchase price of property or
services (including securities repurchase agreements
but excluding trade accounts payable or accrued
liabilities arising in the ordinary course of
business which are not overdue or which are being
contested in good faith),
(v)  every obligation of the Borrower, the
Parent or any of their Subsidiaries under any
Capitalized Lease,
(vi)  every obligation of the Borrower, the
Parent or any of their Subsidiaries under any
Synthetic Lease,
(vii)  all sales by the Borrower, the Parent or
any of their Subsidiaries of (A) accounts or general
intangibles for money due or to become due, (B)
chattel paper, instruments or documents creating or
evidencing a right to payment of money or (C) other
receivables (collectively "receivables"), whether
pursuant to a purchase facility or otherwise, other
than in connection with the disposition of the
business operations of the Borrower, the Parent or
any of their Subsidiaries relating thereto or a
disposition of defaulted receivables for collection
and not as a financing arrangement, and together with
any obligation of the Borrower, the Parent or any of
their Subsidiaries to pay any discount, interest,
fees, indemnities, penalties, recourse, expenses or
other amounts in connection therewith,
(viii)  every obligation of the Borrower, the
Parent or any of their Subsidiaries (an "equity
related purchase obligation") to purchase, redeem,
retire or otherwise acquire for value any shares of
capital stock of any class issued by the Borrower,
the Parent or any of their Subsidiaries, any
warrants, options or other rights to acquire any such
shares, or any rights measured by the value of such
shares, warrants, options or other rights,
(ix)  every obligation of the Borrower, the
Parent or any of their Subsidiaries under any forward
contract, futures contract, swap, option or other
financing agreement or arrangement (including,
without limitation, caps, floors, collars and similar
agreements), the value of which is dependent upon
interest rates, currency exchange rates, commodities
or other indices,
(x)  every obligation in respect of Indebtedness
of any other entity (including any partnership in
which the Borrower, the Parent or any of their
Subsidiaries is a general partner) to the extent that
the Borrower, the Parent or any of their Subsidiaries
is liable therefor as a result of the ownership
interest of Borrower, the Parent or any of their
Subsidiaries in or other relationship with such
entity, except to the extent that the terms of such
Indebtedness provide that the Borrower, the Parent or
any of their Subsidiaries is not liable therefor and
such terms are enforceable under applicable law,
(xi)  every obligation, contingent or otherwise,
of the Borrower, the Parent or any of their
Subsidiaries guaranteeing, or having the economic
effect of guarantying or otherwise acting as surety
for, any obligation of a type described in any of
clauses (i) through (x) (the "primary obligation") of
the Borrower, the Parent or any of their Subsidiaries
(the "primary obligor"), in any manner, whether
directly or indirectly, and including, without
limitation, any obligation of the Borrower, the
Parent or any of their Subsidiaries (A) to purchase
or pay (or advance or supply funds for the purchase
of) any security for the payment of such primary
obligation, (B) to purchase property, securities or
services for the purpose of assuring the payment of
such primary obligation, or (C) to maintain working
capital, equity capital or other financial statement
condition or liquidity of the primary obligor so as
to enable the primary obligor to pay such primary
obligation.
The "amount" or "principal amount" of any
Indebtedness at any time of determination represented by
(v) any Indebtedness, issued at a price that is less than
the principal amount at maturity thereof, shall be the
amount of the liability in respect thereof determined in
accordance with generally accepted accounting principles,
(w) any Capitalized Lease shall be the principal component
of the aggregate of the rentals obligation under such
Capitalized Lease payable over the term thereof that is
not subject to termination by the lessee, (x) any sale of
receivables shall be the amount of unrecovered capital or
principal investment of the purchaser (other than the
Borrower or any of its wholly-owned Subsidiaries) thereof,
excluding amounts representative of yield or interest
earned on such investment, (y) any Synthetic Lease shall
be the stipulated loss value, termination value or other
equivalent amount and (z) any equity related purchase
obligation shall be the maximum fixed redemption or
purchase price thereof inclusive of any accrued and unpaid
dividends to be comprised in such redemption or purchase
price.
Ineligible Securities.  Securities which may not be
underwritten or dealt in by member banks of the Federal
Reserve System under Section 16 of the Banking Act of 1993
(12 U.S.C. 24, Seventh), as amended.
Interest Payment Date.  (i) As to any Base Rate Loan,
the fifteenth day of each calendar month, (ii) as to any
Eurodollar Rate Loan in respect of which the Interest
Period is (A) 3 months or less, the last day of such
Interest Period, (B) more than 3 months but less than or
equal to 6 months, the date that is 3 months from the
first day of such Interest Period, and, in addition, the
last day of such Interest Period and (C) more than 6
months, the date that is 3 months from the first day of
such Interest Period, the date that is 6 months from the
first day of such Interest Period, and, in addition, the
last day of such Interest Period, and (iii) as to any
Competitive Loan, the last day of the Interest Period.
Interest Period.  With respect to each Loan, (i)
initially, the period commencing on the Drawdown Date of
such Loan and ending on the last day of one of the periods
set forth below, as selected by the Borrower in a Loan
Request (A) for any Base Rate Loan, the last day of the
calendar month, (B) for any Eurodollar Rate Loan, 1, 2, 3,
4, 5, or 6 months and, with the prior written consent of
each of the Banks, 9 months, and (C) for any Competitive
Loan, overnight, 30, 60 or 90 days; and (ii) thereafter,
each period commencing on the last day of the next
preceding Interest Period applicable to such Loan and
ending on the last day of one of the periods set forth
above, as selected by the Borrower in a Conversion
Request; provided that all of the foregoing provisions
relating to Interest Periods are subject to the following:
(a)  if any Interest Period with respect to a
Eurodollar Rate Loan would otherwise end on a day
that is not a Eurodollar Business Day, that Interest
Period shall be extended to the next succeeding
Eurodollar Business Day, unless the result of such
extension would be to carry such Interest Period into
another calendar month, in which event such Interest
Period shall end on the immediately preceding
Eurodollar Business Day;
(b)  if any Interest Period with respect to a
Base Rate Loan would end on a day that is not a
Business Day, that Interest Period shall end on the
next succeeding Business Day;
(c)  if any Interest Period with respect to a
Competitive Loan would end on a day that is not a
Business Day, that Interest Period shall end on the
next succeeding Business Day;
(d)  if the Borrower shall fail to give notice
as provided in 2.7, the Borrower shall be deemed to
have requested a conversion of the affected
Eurodollar Rate Loan to a Base Rate Loan and the
continuance of all Base Rate Loans as Base Rate Loans
on the last day of the then current Interest Period
with respect thereto;
(e)  any Interest Period that begins on the last
Eurodollar Business Day of a calendar month (or on a
day for which there is no numerically corresponding
day in the calendar month at the end of such Interest
Period) shall end on the last Eurodollar Business Day
of a calendar month; and
(f)  any Interest Period relating to any
Eurodollar Rate Loan or Competitive Loan that would
otherwise extend beyond the Maturity Date shall end
on the Maturity Date.
Investments.  All expenditures made and all
liabilities incurred (contingently or otherwise) for the
acquisition of stock or Indebtedness of, or for loans,
advances, capital contributions or transfers of property
to, or in respect of any guaranties (or other commitments
as described under Indebtedness), or obligations of, any
Person.  In determining the aggregate amount of
Investments outstanding at any particular time: (i) the
amount of any Investment represented by a guaranty shall
be taken at not less than the principal amount of the
obligations guaranteed and still outstanding; (ii) there
shall be included as an Investment all interest accrued
with respect to Indebtedness constituting an Investment
unless and until such interest is paid; (iii) there shall
be deducted in respect of each such Investment any amount
received as a return of capital (but only by repurchase,
redemption, retirement, repayment, liquidating dividend or
liquidating distribution); (iv) there shall not be
deducted in respect of any Investment any amounts received
as earnings on such Investment, whether as dividends,
interest or otherwise, except that accrued interest
included as provided in the foregoing clause (ii) may be
deducted when paid; and (v) there shall not be deducted
from the aggregate amount of Investments any decrease in
the value thereof.
Loan Documents.  This Credit Agreement and the Notes.
Loan Request.  See 2.6.
Loans.  The Revolving Credit Loans and the
Competitive Loans.
Majority Banks.  As of any date, the Banks holding at
least fifty-one percent (51%) of the outstanding principal
amount of the Notes on such date; and if no such principal
is outstanding, the Banks whose aggregate Commitments
constitutes at least fifty-one percent (51%) of the Total
Commitment.  For purposes of determining the Majority
Banks, each outstanding Competitive Borrowing shall be
deemed to have been made by all of the Banks pro rata in
accordance with their respective Commitment Percentages;
provided, however, for purposes of declaring the Loans to
be due and payable pursuant to 12, and for all purposes
after the Loans become due and payable or the Total
Commitment expires or is terminated, Majority Banks shall
mean the Banks holding fifty-one percent (51%) of the
actual outstanding principal amount of the Notes on such
date.
Maturity Date.  March 27, 2003.
Money Market Rate.  The fixed rate of interest
(expressed in the form of a decimal to no more than four
decimal places) quoted by a Bank on the first day of any
Interest Period which rate such Bank is willing to charge
with respect to a Competitive Loan to be made by such Bank
during such Interest Period.
Multiemployer Plan.  Any multiemployer plan within
the meaning of 3(37) of ERISA maintained or contributed
to by any of the Borrower, the Parent or any ERISA
Affiliate.
Note Record.  A Record with respect to a Note.
Notes.  See 2.4.
Obligations.  All indebtedness, obligations and
liabilities of any of the Borrower, the Parent and any of
their Subsidiaries to any of the Banks and the Agent,
individually or collectively, existing on the date of this
Credit Agreement or arising thereafter, direct or
indirect, joint or several, absolute or contingent,
matured or unmatured, liquidated or unliquidated, secured
or unsecured, arising by contract, operation of law or
otherwise, arising or incurred under this Credit Agreement
or any of the other Loan Documents or in respect of any of
the Loans or any of the Notes or other instruments at any
time evidencing any thereof.
Original Credit Agreement.  As defined in the
preamble hereto.
Other Indebtedness.  See 8.1(h).
outstanding.  With respect to the Loans, the
aggregate unpaid principal thereof as of any date of
determination.
Parent.  As defined in the preamble hereto.
PBGC.  The Pension Benefit Guaranty Corporation
created by 4002 of ERISA and any successor entity or
entities having similar responsibilities.
Permitted Liens.  Liens, security interests and other
encumbrances permitted by 8.2.
Person.  Any individual, corporation, partnership,
trust, unincorporated association, business, or other
legal entity, and any government or any governmental
agency or political subdivision thereof.
Rating Agencies.  Moody's Investors Services, Inc.
and Standard & Poor's Rating Group.
Real Estate.  All real property at any time owned or
leased (as lessee or sublessee) by any of the Borrower,
the Parent or any of their Subsidiaries.
Record.  The grid attached to a Note, or the
continuation of such grid, or any other similar record,
including computer records, maintained by any Bank with
respect to any Loan referred to in such Note.
Revolving Credit Loans.  Revolving credit loans
(i.e., Base Rate Loans and Eurodollar Rate Loans) made or
to be made by the Banks to the Borrower pursuant to 2.
Section 20 Subsidiary.  A Subsidiary of the bank
holding company controlling any Bank, which Subsidiary has
been granted authority by the Federal Reserve Board to
underwrite and deal in certain Ineligible Securities.
Subsidiary.  Any corporation, association, trust,
partnership, joint venture, or other business entity of
which the designated parent shall at any time own directly
or indirectly through a Subsidiary or Subsidiaries at
least a majority (by number of votes) of the outstanding
Voting Stock.
Synthetic Lease.  Any lease treated as an operating
lease under generally accepted accounting principles and
as a loan or financing for U.S. income tax purposes.
Total Commitment.  The sum of the Commitments of the
Banks, as in effect from time to time.
Total Funded Debt.  The principal amount of
Indebtedness for borrowed money (including obligations
under Capitalized Leases allocable to principal) of the
Parent and its Subsidiaries on a consolidated basis.
Type.  As to any Revolving Credit Loan its nature as
a Base Rate Loan or a Eurodollar Rate Loan.
Voting Stock.  Stock or similar interests, of any
class or classes (however designated), the holders of
which are at the time entitled, as such holders, to vote
for the election of a majority of the directors (or
persons performing similar functions) of the corporation,
association, trust, partnership, joint venture, or other
business entity involved, whether or not the right so to
vote exists by reason of the happening of a contingency.
Year 2000 Risk.  The risk that computer applications
used by the Borrower, the Parent or any of their
Subsidiaries may be unable to recognize and properly
perform date-sensitive functions involving certain dates
prior to, and any date after, December 31, 1999.
1.2.  Rules of Interpretation.
(a)  A reference to any document or agreement
shall include such document or agreement as amended,
modified or supplemented from time to time in
accordance with its terms and the terms of this
Credit Agreement.
(b)  The singular includes the plural and the
plural includes the singular.
(c)  A reference to any law includes any
amendment or modification to such law.
(d)  A reference to any Person includes its
permitted successors and permitted assigns.
(e)  Accounting terms not otherwise defined
herein have the meanings assigned to them by
generally accepted accounting principles applied on a
consistent basis by the accounting entity to which
they refer.
(f)  The words "include," "includes" and
"including" are not limiting.
(g)  All terms not specifically defined herein
or by generally accepted accounting principles, which
terms are defined in the Uniform Commercial Code as
in effect in the Commonwealth of Massachusetts, have
the meanings assigned to them therein, with the term
"instrument" being that defined under Article 9 of
the Uniform Commercial Code.
(h)  Reference to a particular " " refers to
that section of this Credit Agreement unless
otherwise indicated.
(i)  The words "herein," "hereof," "hereunder"
and words of like import shall refer to this Credit
Agreement as a whole and not to any particular
section or subdivision of this Credit Agreement.
2.  THE REVOLVING CREDIT FACILITY AND THE COMPETITIVE LOAN
FACILITY.
2.1.  Commitment to Lend.  Subject to the terms and
conditions set forth in this Credit Agreement, each of the
Banks severally agrees to lend to the Borrower and the
Borrower may borrow, repay, and reborrow from time to time
between the Closing Date and the Maturity Date upon notice
by the Borrower to the Administrative Agent given in
accordance with 2.6, such sums as are requested by the
Borrower up to a maximum aggregate principal amount
outstanding (after giving effect to all amounts requested)
at any one time not to exceed such Bank's Commitment minus
the sum of (i) the aggregate principal amount of such
Bank's outstanding Revolving Credit Loans and (ii) the
amount by which the Competitive Loans outstanding at such
time shall be deemed to have used such Commitment pursuant
to 2.9 hereof, provided that the sum of the outstanding
amount of the Revolving Credit Loans (after giving effect
to all amounts requested) plus the outstanding amount of
the Competitive Loans shall not at any time exceed the
Total Commitment.  The Revolving Credit Loans shall be
made pro rata in accordance with each Bank's Commitment
Percentage.  Each request for a Revolving Credit Loan
hereunder shall constitute a representation and warranty
by the Borrower that the conditions set forth in 10 and
11.1, in the case of any Loans made on or prior to the
Closing Date, and 11.1, in the case of all other Loans,
have been satisfied on the date of such request.
2.2.  Facility Fee.  The Borrower agrees to pay to
the Administrative Agent for the accounts of the Banks in
accordance with their respective Commitment Percentages a
facility fee (the "Facility Fee") calculated at a rate per
annum equal to the Facility Fee Rate determined as of the
last day of the calendar quarter for which such Facility
Fee is to be determined (or, in the case of Facility Fee
payments to be made prior the last day of the calendar
quarter, the Facility Fee Rate determined as of such date)
on the average daily amount during such calendar quarter
or portion thereof of the Total Commitment in effect
during such calendar quarter.  The Facility Fee shall be
payable quarterly in arrears on the first day of each
calendar quarter for the immediately preceding calendar
quarter commencing on the first such date following the
date hereof, with a final payment on the Maturity Date or
any earlier date on which the Commitments shall terminate.
2.3.  Reduction of Total Commitment.  The Borrower
shall have the right at any time and from time to time
upon ten (10) Business Days prior written notice to the
Administrative Agent to reduce by $2,000,000 or integral
multiples of $1,000,000 in excess thereof or terminate
entirely the unborrowed portion of the Total Commitment,
whereupon the Commitments of the Banks shall be reduced
pro rata in accordance with their respective Commitment
Percentages of the amount specified in such notice or, as
the case may be, terminated.  Promptly after receiving any
notice of the Borrower delivered pursuant to this 2.3,
the Administrative Agent will notify the Banks of the
substance thereof.  Upon the effective date of any such
reduction or termination, the Borrower shall pay to the
Administrative Agent for the respective accounts of the
Banks the full amount of any Facility Fee then accrued on
the amount of the reduction.  No reduction of the
Commitments may be reinstated.
2.4.  The Notes.  The Loans shall be evidenced by
separate promissory notes of the Borrower in substantially
the form of Exhibit A-1 or A-2 hereto (each a "Note"),
dated as of the Closing Date and completed with
appropriate insertions.  One Note shall be payable to the
order of each Bank in a principal amount equal to such
Bank's Commitment or, if less, the aggregate outstanding
amount of all Revolving Credit Loans and Competitive Loans
made by such Bank, plus interest accrued thereon, as set
forth below.  The Borrower irrevocably authorizes each
Bank to make or cause to be made, at or about the time of
the Drawdown Date of any Revolving Credit Loan or
Competitive Loan or at the time of receipt of any payment
of principal on such Bank's Note, an appropriate notation
on such Bank's Note Record reflecting the making of such
Revolving Credit Loan or Competitive Loan or (as the case
may be) the receipt of such payment.  The outstanding
amount of the Revolving Credit Loans and Competitive Loans
set forth on such Bank's Note Record shall be prima facie
evidence of the principal amount thereof owing and unpaid
to such Bank, but the failure to record, or any error in
so recording, any such amount on such Bank's Note Record
shall not limit or otherwise affect the obligations of the
Borrower hereunder or under any Note to make payments of
principal of or interest on any Note when due.
2.5.  Interest on Revolving Credit Loans and
Competitive Loans.  Except as otherwise provided in 4.11,
(a)  Each Base Rate Loan shall bear interest for
the period commencing with the Drawdown Date thereof
and ending on the last day of the Interest Period
with respect thereto at the Base Rate.
(b)  Each Eurodollar Rate Loan shall bear
interest for the period commencing with the Drawdown
Date thereof and ending on the last day of the
Interest Period with respect thereto equal to the
Eurodollar Rate determined for such Interest Period
plus the Applicable Margin.
(c)  Each Competitive Loan shall bear interest
for the period commencing with the Drawdown Date
thereof and ending on the last day of the Interest
Period with respect thereto at the Money Market Rate
offered by the Bank making such Competitive Loan and
accepted by the Borrower pursuant to 2.10 hereof.
(d)  The Borrower promises to pay interest on
each Revolving Credit Loan and Competitive Loan in
arrears on each Interest Payment Date with respect
thereto.  Each payment of interest on any Competitive
Borrowing shall be allocated pro rata among the Banks
participating in such Competitive Borrowing in
accordance with the respective amounts of accrued and
unpaid interest on their outstanding Competitive
Loans comprising such Competitive Borrowing.
2.6.  Requests for Revolving Credit Loans.  The
Borrower shall give to the Administrative Agent written
notice in the form of Exhibit C hereto (or telephonic
notice confirmed in a writing in the form of Exhibit C
hereto) of each Revolving Credit Loan requested hereunder
(a "Loan Request") (i) no later than 10:00 a.m. (Boston
time) on the proposed Drawdown Date of any Base Rate Loan,
and (ii) no less than three (3) Eurodollar Business Days
prior to the proposed Drawdown Date of any Eurodollar Rate
Loan.  Each such notice shall specify (A) the principal
amount of the Revolving Credit Loan requested, (B) the
proposed Drawdown Date of such Revolving Credit Loan, (C)
the Interest Period for such Revolving Credit Loan and (D)
the Type of such Revolving Credit Loan.  Promptly upon
receipt of any such notice, the Administrative Agent shall
notify each of the Banks thereof.  Each such notice shall
be irrevocable and binding on the Borrower and shall
obligate the Borrower to accept the Revolving Credit Loan
requested from the Banks on the proposed Drawdown Date.
Each Loan Request shall be in a minimum aggregate amount
of $2,000,000 or integral multiples of $1,000,000 in
excess thereof.
2.7.  Conversion Options for Revolving Credit
Loans.
2.7.1.  Conversion to Different Type of
Revolving Credit Loan.  The Borrower may elect from
time to time to convert any outstanding Revolving
Credit Loan to a Revolving Credit Loan of another
Type, provided that (i) with respect to any such
conversion of a Eurodollar Rate Loan to a Base Rate
Loan, the Borrower shall give the Administrative
Agent at least two (2) Business Days prior written
notice of such election, and such conversion shall
only be made on the last day of the Interest Period
with respect to such Eurodollar Rate Loan; (ii) with
respect to any such conversion of a Base Rate Loan to
a Eurodollar Rate Loan, the Borrower shall give the
Administrative Agent at least three (3) Eurodollar
Business Days prior written notice of such election
and (iii) no Loan may be converted into a Eurodollar
Rate Loan when any Default or Event of Default has
occurred and is continuing.  On the date on which
such conversion is being made each Bank shall take
such action as is necessary to transfer its
Commitment Percentage of such Revolving Credit Loans
to its Domestic Lending Office or its Eurodollar
Lending Office, as the case may be.  All or any part
of outstanding Revolving Credit Loans of any Type may
be converted as provided herein, provided that
partial conversions shall be in an aggregate
principal amount of $2,000,000 or integral multiples
of $1,000,000 in excess thereof.  Each Conversion
Request relating to the conversion of a Base Rate
Loan to a Eurodollar Rate Loan shall be irrevocable
by the Borrower.
2.7.2.  Continuation of Type of Revolving Credit
Loan.  Any Revolving Credit Loans of any Type may be
continued as such upon the expiration of an Interest
Period with respect thereto by compliance by the
Borrower with the notice provisions contained in
2.7.1; provided that no Eurodollar Rate Loan may be
continued as such when any Default or Event of
Default has occurred and is continuing, but shall be
automatically converted to a Base Rate Loan on the
last day of the first Interest Period relating
thereto ending during the continuance of any Default
or Event of Default of which the officers of the
Administrative Agent active upon the Borrower's
account have actual knowledge.  In the event that the
Borrower fails to provide any such notice with
respect to the continuation of any Eurodollar Rate
Loan as such, then such Eurodollar Rate Loan shall be
automatically converted to a Base Rate Loan on the
last day of the first Interest Period relating
thereto.  The Administrative Agent shall notify the
Banks promptly when any such automatic conversion
contemplated by this 2.7 is scheduled to occur.
2.7.3.  Eurodollar Rate Loans.  Any conversion
to or from Eurodollar Rate Loans shall be in such
amounts and be made pursuant to such elections so
that, after giving effect thereto, the aggregate
principal amount of all Eurodollar Rate Loans having
the same Interest Period shall not be less than
$1,000,000 or integral multiples of $100,000 in
excess thereof.
2.8.  Funds for Revolving Credit Loans.
2.8.1.  Funding Procedures.  Not later than
11:00 a.m. (Boston time) on the proposed Drawdown
Date of any Revolving Credit Loans, each of the Banks
will make available to the Administrative Agent, at
the Administrative Agent's Head Office, in
immediately available funds, the amount of such
Bank's Commitment Percentage of the amount of the
requested Revolving Credit Loans.  Upon receipt from
each Bank of such amount, and upon receipt of the
documents required by 10 and 11 and the
satisfaction of the other conditions set forth
therein, to the extent applicable, the Administrative
Agent will make available to the Borrower the
aggregate amount of such Revolving Credit Loans made
available to the Administrative Agent by the Banks.
The failure or refusal of any Bank to make available
to the Administrative Agent at the aforesaid time and
place on any Drawdown Date the amount of its
Commitment Percentage of the requested Revolving
Credit Loans shall not relieve any other Bank from
its several obligation hereunder to make available to
the Administrative Agent the amount of such other
Bank's Commitment Percentage of any requested
Revolving Credit Loans.
2.8.2.  Advances by Administrative Agent.  The
Administrative Agent may, unless notified to the
contrary by any Bank on or prior to a Drawdown Date,
assume that such Bank has made available to the
Administrative Agent on such Drawdown Date the amount
of such Bank's Commitment Percentage of the Revolving
Credit Loans to be made on such Drawdown Date, and
the Administrative Agent may (but it shall not be
required to), in reliance upon such assumption, make
available to the Borrower a corresponding amount.  If
any Bank makes available to the Administrative Agent
such amount on a date after such Drawdown Date, such
Bank shall pay to the Administrative Agent on demand
an amount equal to the product of (i) the average
computed for the period referred to in clause (iii)
below, of the weighted average interest rate paid by
the Administrative Agent for federal funds acquired
by the Administrative Agent during each day included
in such period, times (ii) the amount of such Bank's
Commitment Percentage of such Revolving Credit Loans,
times (iii) a fraction, the numerator of which is the
number of days that elapse from and including such
Drawdown Date to the date on which the amount of such
Bank's Commitment Percentage of such Revolving Credit
Loans shall become immediately available to the
Administrative Agent, and the denominator of which is
365.  A statement of the Administrative Agent
submitted to such Bank with respect to any amounts
owing under this paragraph shall be prima facie
evidence of the amount due and owing to the
Administrative Agent by such Bank.  If the amount of
such Bank's Commitment Percentage of such Revolving
Credit Loans is not made available to the
Administrative Agent by such Bank within three (3)
Business Days following such Drawdown Date, the
Administrative Agent shall be entitled to recover
such amount from the Borrower on demand, with
interest thereon at the rate per annum applicable to
the Revolving Credit Loans made on such Drawdown
Date.
2.9.  Pro Rata Treatment.  For purposes of
determining the applicable available unused Commitments of
the respective Banks at any time, each outstanding
Competitive Borrowing shall be deemed to have utilized the
Commitments of the Banks (including those Banks which
shall not have made Competitive Loans as part of such
Competitive Borrowing) pro rata in accordance with such
respective Commitments.
2.10.  Competitive Bid Procedures.
2.10.1.  Competitive Loan Request.  In order to
request Competitive Bids, the Borrower shall hand
deliver or telecopy (or communicate by telephone with
prompt confirmation in writing) to the Competitive
Bid Agent a duly completed Competitive Bid Request in
the form of Exhibit B-1 attached hereto, to be
received by the Competitive Bid Agent not later than
11:00 a.m. (Boston time) one (1) Business Day before
a proposed Competitive Borrowing.  No Base Rate Loan
or Eurodollar Rate Loan shall be requested in, or
made pursuant to, a Competitive Bid Request.  A
Competitive Bid Request that does not conform
substantially to the format of Exhibit B-1 attached
hereto may be rejected in the Competitive Bid Agent's
sole discretion, and the Competitive Bid Agent shall
promptly notify the Borrower of such rejection by
telecopier (or by telephone with prompt confirmation
in writing).  Such request shall in each case refer
to this Credit Agreement and specify (i) the date of
such Competitive Borrowing (which shall be a Business
Day), (ii) the aggregate principal amount thereof
which shall be in a minimum principal amount of
$5,000,000 or a greater integral multiple of
$1,000,000 in excess thereof, and (iii) the Interest
Period or Periods with respect thereto (which may not
end after the Maturity Date).  After its receipt of a
Competitive Bid Request that is not rejected as
aforesaid, the Competitive Bid Agent shall invite by
telecopier not later than 12:00 noon (Boston time) on
the date of the Competitive Bid Request, in the form
set forth in Exhibit B-2 attached hereto, the Banks
to bid, on the terms and conditions of this Credit
Agreement, to make Competitive Loans pursuant to the
Competitive Bid Request.  Contemporaneously with the
transmission of each Competitive Bid Request, the
Borrower shall pay to the Competitive Bid Agent, for
the Competitive Bid Agent's own account, a work fee
in the amount of $750.
2.10.2.  Bids by Banks.  Each Bank may, in its
sole discretion, make one or more Competitive Bids to
the Borrower responsive to a Competitive Bid Request.
Each Competitive Bid by a Bank must be received by
the Competitive Bid Agent via telecopier, in the form
of Exhibit B-3 attached hereto, not later than
2:00 p.m. (Boston time) on the day of the Competitive
Bid Request.  Multiple bids may be accepted by the
Competitive Bid Agent.  Competitive Bids that do not
conform substantially to the format of Exhibit B-3
may be rejected by the Competitive Bid Agent, and the
Competitive Bid Agent shall notify the Bank making
such nonconforming bid of such rejection as soon as
practicable.  Each Competitive Bid shall refer to
this Credit Agreement, give the identity of the Bank
making the bid, and specify (i) the principal amount
(which shall be in a minimum principal amount of
$2,000,000 or a greater integral multiple of
$1,000,000 in excess thereof and which may equal, but
not exceed, the entire principal amount of the
Competitive Borrowing requested by the Borrower) of
the Competitive Loan or Loans that the Bank is
willing to make to the Borrower, (ii) the Competitive
Bid Rate or Rates at which the Bank is prepared to
make the Competitive Loan or Loans and (iii) the
applicable Interest Period or Periods and the last
day thereof.  If any Bank shall elect not to make a
Competitive Bid, such Bank shall so notify the
Competitive Bid Agent by telecopier not later than
2:00 p.m. (Boston time) on the day of the Competitive
Bid Request; provided, however, that failure by any
Bank to give such notice shall not cause such Bank to
be obligated to make any Competitive Loan as part of
such Competitive Borrowing.  A Competitive Bid
submitted by a Bank pursuant to this 2.10.2 shall be
irrevocable.  Each Competitive Bid may be greater
than the Commitment of the Bank giving the bid but
may not exceed the Total Commitment less all
outstanding Loans.
2.10.3.  Notice to Borrower of Bids.  The
Competitive Bid Agent shall notify the Borrower by
telecopier (or by telephone promptly confirmed in
writing by telecopier) not later than 3:00 p.m.
(Boston time) on the day of the Competitive Bid
Request of all the Competitive Bids made, the
Competitive Bid Rate and the principal amount of each
Competitive Loan in respect of which a Competitive
Bid was made and the identity of the Bank that made
each Competitive Bid.  The Competitive Bid Agent
shall send a copy of all Competitive Bids to the
Borrower for its records as soon as practicable after
completion of the bidding process set forth in this
2.10.
2.10.4.  Acceptance and Rejection of Bids.  The
Borrower may in its sole and absolute discretion,
subject only to the provisions of this 2.10.4,
accept or reject any Competitive Bid referred to in
2.10.3 above.  The Borrower shall notify the
Competitive Bid Agent by telephone, confirmed by
telecopier in the form of a Competitive Bid
Accept/Reject Letter, whether and to what extent it
has decided to accept or reject any or all of the
Competitive Bids referred to in 2.10.3 above, not
later than 4:00 p.m. (Boston time) on the day of the
Competitive Bid Request; provided, however, that (i)
the failure by the Borrower to give such notice shall
be deemed to be a rejection of all the Competitive
Bids referred to in 2.10.3 above, (ii) the Borrower
shall not accept a Competitive Bid made at a
particular Competitive Bid Rate if the Borrower has
decided to reject a Competitive Bid made at a lower
Competitive Bid Rate, (iii) the aggregate amount of
the Competitive Bids accepted by the Borrower shall
not exceed the principal amount specified in the
Competitive Bid Request, (iv) if the Borrower shall
accept a Competitive Bid or Competitive Bids made at
a particular Competitive Bid Rate but the amount of
such Competitive Bid or Competitive Bids shall cause
the total amount of Competitive Bids to be accepted
by the Borrower to exceed the amount specified in the
Competitive Bid Request, then the Borrower shall
accept a portion of such Competitive Bid or
Competitive Bids in an amount equal to the amount
specified in the Competitive Bid Request less the
amount of all other Competitive Bids accepted with
respect to such Competitive Bid Request, which
acceptance, in the case of multiple Competitive Bids
at such Competitive Bid Rate, shall be made pro rata
in accordance with the amount of each such
Competitive Bid at such Competitive Bid Rate, and (v)
except pursuant to clause (iv) above, no Competitive
Bid shall be accepted for a Competitive Loan unless
such Competitive Loan is in a minimum principal
amount of $2,000,000 or a greater multiple of
$1,000,000 in excess thereof; provided further,
however, that if a Competitive Loan must be in an
amount less than $2,000,000 because of the provisions
of clause (iv) above, such Competitive Loan may be
for a minimum of $500,000 or any integral multiple
thereof, and in calculating the pro rata allocation
of acceptances of portions of multiple Competitive
Bids at a particular Competitive Bid Rate pursuant to
clause (iv) above the amounts shall be rounded to
integral multiples of $500,000 in a manner which
shall be in the discretion of the Borrower.  A notice
given by the Borrower pursuant to this 2.10.4 shall
be irrevocable.
2.10.5.  Notification to Banks.  The Competitive
Bid Agent shall promptly notify each bidding Bank
whether or not its Competitive Bid has been accepted
(and if so, in what amount, for what Interest Period
(if more than one Interest Period was offered by the
bidding Bank) and at what Competitive Bid Rate) by
telecopy sent by the Competitive Bid Agent, and each
successful bidding Bank will thereupon become bound,
subject to the other applicable conditions hereof, to
make available to the Borrower, in immediately
available funds, the Competitive Loan in respect of
which its Competitive Bid has been accepted by not
later than 11:00 a.m. (Boston time) on the requested
Drawdown Date of the Competitive Borrowing.  The
Competitive Bid Agent shall also promptly notify the
Administrative Agent of the Competitive Bids that
have been accepted, the amounts thereof and the
Competitive Bid Rates and the Interest Period
applicable thereto.
2.10.6.  Competitive Bid Agent as Bidder.  If
the Competitive Bid Agent shall elect to submit a
Competitive Bid in its capacity as a Bank, it shall
submit such bid directly to the Borrower one quarter
of an hour earlier than the latest time at which the
other Banks are required to submit their bids to the
Competitive Bid Agent pursuant to 2.10.2 above.  The
Competitive Bid Agent will in no event disclose the
terms of any Bank's Competitive Bid to any other
Bank; provided that following the acceptance or
rejection of Competitive Bids submitted in response
to any Competitive Bid Request, the Competitive Bid
Agent may at the request of any Bank disclose
information as to the range of the Competitive Bid
Rates at which Competitive Bids were submitted or
accepted.
2.10.7.  Notices.  All notices required by this
2.10 shall be given in accordance with 21 hereto.
3.  REPAYMENT OF REVOLVING CREDIT LOANS AND COMPETITIVE
LOANS.
3.1.  Maturity.
3.1.1.  Revolving Credit Loans.  The Borrower
promises to pay on the Maturity Date, and there shall
become absolutely due and payable on the Maturity
Date, all of the Revolving Credit Loans outstanding
on such date, together with any and all accrued and
unpaid interest and fees thereon.
3.1.2.  Competitive Loans.  The Borrower
promises to pay the outstanding balance of each
Competitive Loan (together with any and all accrued
and unpaid interest thereon) on the last day of the
Interest Period applicable to such Competitive Loan
and on the Maturity Date.
3.2.  Mandatory Repayments of Revolving Credit
Loans.  If at any time the sum of the outstanding amount
of the Revolving Credit Loans and the Competitive Loans
exceeds the Total Commitment, then the Borrower shall
immediately pay the amount of such excess to the
Administrative Agent for application to the Revolving
Credit Loans.
3.3.  Optional Repayments of Revolving Credit
Loans.  The Borrower shall have the right, at its
election, to repay the outstanding amount of the Revolving
Credit Loans, as a whole or in part, at any time without
penalty or premium, provided that the full or partial
prepayment of the outstanding amount of any Eurodollar
Rate Loans pursuant to this 3.3 may be made only on the
last day of the Interest Period relating thereto.  The
Borrower shall give the Administrative Agent, no later
than 10:00 a.m., Boston time, at least three (3) Business
Days prior written notice, of any proposed repayment
pursuant to this 3.3 of Base Rate Loans, and four (4)
Eurodollar Business Days notice of any proposed repayment
pursuant to this 3.3 of Eurodollar Rate Loans, in each
case, specifying the proposed date of payment of Revolving
Credit  Loans and the principal amount to be paid.  Each
such partial prepayment of the Loans shall be in a minimum
amount of $2,000,000 or an integral multiple of $1,000,000
in excess thereof, shall be accompanied by the payment of
accrued interest on the principal repaid to the date of
payment and shall be applied first to the principal of
Base Rate Loans and then to the principal of Eurodollar
Rate Loans.  Each partial prepayment shall be allocated
among the Banks, in proportion, as nearly as practicable,
to the respective unpaid principal amount of each Bank's
Revolving Credit Note, with adjustments to the extent
practicable to equalize any prior repayments not exactly
in proportion.
3.4.  No Optional Repayments of Competitive
Loans.  The Borrower shall not have any right to prepay
any Competitive Borrowing.
3.5.  Method of Certain Prepayments and
Repayments.  The Borrower may prepay any Revolving Credit
Loan in accordance with 3.3 hereof with the proceeds of a
Competitive Borrowing or repay any Competitive Loan in
accordance with 3.1.2 hereof with the proceeds of a
Revolving Credit Loan; provided, however, that (a) if the
principal amount of the Competitive Borrowing or Revolving
Credit Loan extended by a Bank is greater than the
principal amount extended by such Bank in the Revolving
Credit Loan being prepaid, or the Competitive Loan being
repaid, then such Bank shall pay such difference to the
Administrative Agent for distribution to the Banks
described in (b) below; (b) if the principal amount of the
Revolving Credit Loan extended by a Bank being prepaid, or
the Competitive Loan being repaid, is greater than the
principal amount of the Competitive Borrowing or Revolving
Credit Loan being extended by such Bank, the
Administrative Agent shall return the difference to such
Bank out of amounts received pursuant to (a) above; and
(c) to the extent any Bank fails to pay the Administrative
Agent amounts due from it pursuant to (a) above, any Loan
or portion thereof being prepaid, in the case of Revolving
Credit Loans, or repaid, in the case of Competitive Loans
with such amounts shall not be deemed so prepaid or
repaid, as applicable, in accordance with 3.3 or 3.1.2
hereof, as applicable, and, in each case, shall be payable
by the Borrower at the applicable time provided for in
this Credit Agreement.
4.  CERTAIN GENERAL PROVISIONS.
4.1.  Arrangement Fee.  The Borrower agrees to pay to
the Arranger on the Closing Date an arrangement fee in the
amount set forth in the letter agreement regarding certain
fees dated as of March 27, 1998 (the "Fee Letter") between
the Borrower, the Parent, the Administrative Agent and the
Arranger.
4.2.  Administrative Agent's Fee.  The Borrower shall
pay to the Administrative Agent annually in advance, for
the Administrative Agent's own account, on the Closing
Date and on each anniversary of the Closing Date, an
Administrative Agent's fee in the amount set forth in the
Fee Letter dated as of March 27, 1998 between the
Borrower, the Parent, the Administrative Agent and the
Arranger.
4.3.  Funds for Payments.
4.3.1.  Payments to Administrative Agent.  All
payments of principal, interest, Facility Fees and
any other amounts due hereunder or under any of the
other Loan Documents shall be made to the
Administrative Agent, for the respective accounts of
the Banks and the Administrative Agent, at the
Administrative Agent's Head Office or at such other
location in the Boston, Massachusetts area that the
Administrative Agent may from time to time designate,
in each case in immediately available funds.
4.3.2.  No Offset, etc.  All payments by the
Borrower hereunder and under any of the other Loan
Documents shall be made without setoff or
counterclaim and free and clear of and without
deduction for any taxes, levies, imposts, duties,
charges, fees, deductions, withholdings, compulsory
loans, restrictions or conditions of any nature now
or hereafter imposed or levied by any jurisdiction or
any political subdivision thereof or taxing or other
authority therein unless the Borrower is compelled by
law to make such deduction or withholding.  If any
such obligation is imposed upon the Borrower with
respect to any amount payable by it hereunder or
under any of the other Loan Documents, the Borrower
will pay to the Administrative Agent, for the account
of the Banks or (as the case may be) the
Administrative Agent, on the date on which such
amount is due and payable hereunder or under such
other Loan Document, such additional amount in
Dollars as shall be necessary to enable the Banks or
the Administrative Agent to receive the same net
amount which the Banks or the Administrative Agent
would have received on such due date had no such
obligation been imposed upon the Borrower.  The
Borrower will deliver promptly to the Administrative
Agent certificates or other valid vouchers for all
taxes or other charges deducted from or paid with
respect to payments made by the Borrower hereunder or
under such other Loan Document.
4.4.  Computations.  All computations of interest on
the Loans and of the Facility Fee and all other fees shall
be based on a 360-day year and paid for the actual number
of days elapsed.  Except as otherwise provided in the
definition of the term "Interest Period" with respect to
Eurodollar Rate Loans, whenever a payment hereunder or
under any of the other Loan Documents becomes due on a day
that is not a Business Day, the due date for such payment
shall be extended to the next succeeding Business Day, and
interest shall accrue during such extension.  The
outstanding amount of the Loans as reflected on the Note
Records from time to time shall be considered correct and
binding on the Borrower unless within fifteen (15)
Business Days after receipt of any notice by the
Administrative Agent or any of the Banks of such
outstanding amount, the Administrative Agent or such Bank
shall notify the Borrower to the contrary.
4.5.  Inability to Determine Eurodollar Rate.  In the
event, prior to the commencement of any Interest Period
relating to any Eurodollar Rate Loan, the Administrative
Agent shall determine that adequate and reasonable methods
do not exist for ascertaining the Eurodollar Rate that
would otherwise determine the rate of interest to be
applicable to any Eurodollar Rate Loan during any Interest
Period, the Administrative Agent shall forthwith give
notice of such determination (which shall be conclusive
and binding on the Borrower and the Banks) to the Borrower
and the Banks.  In such event (i) any Loan Request or
Conversion Request with respect to Eurodollar Rate Loans
shall be automatically withdrawn and shall be deemed a
request for Base Rate Loans, (ii) each Eurodollar Rate
Loan will automatically, on the last day of the then
current Interest Period thereof, become a Base Rate Loan,
and (iii) the obligations of the Banks to make Eurodollar
Rate Loans shall be suspended until the Administrative
Agent determines that the circumstances giving rise to
such suspension no longer exist, whereupon the
Administrative Agent shall so notify the Borrower and the
Banks.
4.6.  Illegality.  Notwithstanding any other
provisions herein, if any present or future law,
regulation, treaty or directive or in the interpretation
or application thereof shall make it unlawful for any Bank
to make or maintain Eurodollar Rate Loans, such Bank shall
forthwith give notice of such circumstances to the
Borrower and the other Banks and thereupon (i) the
commitment of such Bank to make Eurodollar Rate Loans or
convert Loans of another Type to Eurodollar Rate Loans
shall forthwith be suspended and (ii) such Bank's
Revolving Credit Loans then outstanding as Eurodollar Rate
Loans, if any, shall be converted automatically to Base
Rate Loans on the last day of each Interest Period
applicable to such Eurodollar Rate Loans or within such
earlier period as may be required by law.  The Borrower
hereby agrees promptly to pay the Administrative Agent for
the account of such Bank, upon demand by such Bank, any
additional amounts necessary to compensate such Bank for
any costs incurred by such Bank in making any conversion
in accordance with this 4.6, including any interest or
fees payable by such Bank to lenders of funds obtained by
it in order to make or maintain its Eurodollar Loans
hereunder.
4.7.  Additional Costs, etc.  If any present or
future applicable law, which expression, as used herein,
includes statutes, rules and regulations thereunder and
interpretations thereof by any competent court or by any
governmental or other regulatory body or official charged
with the administration or the interpretation thereof and
requests, directives, instructions and notices at any time
or from time to time hereafter made upon or otherwise
issued to any Bank or the Administrative Agent by any
central bank or other fiscal, monetary or other authority
(whether or not having the force of law), shall:
(a)  subject any Bank or the Administrative
Agent to any tax, levy, impost, duty, charge, fee,
deduction or withholding of any nature with respect
to this Credit Agreement, the other Loan Documents,
such Bank's Commitment or the Loans (other than taxes
based upon or measured by the income or profits of
such Bank or the Administrative Agent), or
(b)  materially change the basis of taxation
(except for changes in taxes on income or profits) of
payments to any Bank of the principal of or the
interest on any Loans or any other amounts payable to
any Bank or the Administrative Agent under this
Credit Agreement or the other Loan Documents, or
(c)  impose or increase or render applicable
(other than to the extent specifically provided for
elsewhere in this Credit Agreement) any special
deposit, reserve, assessment, liquidity, capital
adequacy or other similar requirements (whether or
not having the force of law) against assets held by,
or deposits in or for the account of, or loans by, or
commitments of an office of any Bank, or
(d)  impose on any Bank or the Administrative
Agent any other conditions or requirements with
respect to this Credit Agreement, the other Loan
Documents, the Loans, such Bank's Commitment, or any
class of loans or commitments of which any of the
Loans or such Bank's Commitment forms a part,
and the result of any of the foregoing clauses (a) through
(d) is:
(i)  to increase the cost to any Bank of
making, funding, issuing, renewing, extending or
maintaining any of the Loans or such Bank's
Commitment, or
(ii)  to reduce the amount of principal,
interest or other amount payable to such Bank or
the Administrative Agent hereunder on account of
such Bank's Commitment or any of the Loans, or
(iii)  to require such Bank or the
Administrative Agent to make any payment or to
forego any interest or other sum payable
hereunder, the amount of which payment or
foregone interest or other sum is calculated by
reference to the gross amount of any sum
receivable or deemed received by such Bank or
the Administrative Agent from the Borrower
hereunder,
then, and in each such case, the Borrower will, no later
than fifteen (15) days after demand made by such Bank or
(as the case may be) the Administrative Agent at any time
and from time to time and as often as the occasion
therefor may arise, pay to such Bank or the Administrative
Agent such additional amounts as will be sufficient to
compensate such Bank or the Administrative Agent for such
additional cost, reduction, payment or foregone interest
or other sum.
4.8.  Capital Adequacy.  If after the date hereof any
Bank or the Administrative Agent determines that (i) the
adoption of or change in any law, governmental rule,
regulation, policy, guideline or directive (whether or not
having the force of law) regarding capital requirements
for banks or bank holding companies or any change in the
interpretation or application thereof by a court or
governmental authority with appropriate jurisdiction, or
(ii) compliance by such Bank or the Administrative Agent
or any corporation controlling such Bank or the
Administrative Agent with any law, governmental rule,
regulation, policy, guideline or directive (whether or not
having the force of law) of any such entity regarding
capital adequacy, has the effect of reducing the return on
such Bank's or the Administrative Agent's commitment with
respect to any Loans to a level below that which such Bank
or the Administrative Agent could have achieved but for
such adoption, change or compliance (taking into
consideration such Bank's on the Administrative Agent's
then existing policies with respect to capital adequacy
and assuming full utilization of such entity's capital) by
any amount deemed by such Bank or (as the case may be) the
Administrative Agent to be material, then such Bank or the
Administrative Agent may notify the Borrower of such fact.
To the extent that the amount of such reduction in the
return on capital is not reflected in the then applicable
interest rate, the Borrower agrees to pay such Bank or (as
the case may be) the Administrative Agent for the amount
of such reduction in the return on capital as and when
such reduction is determined upon presentation by such
Bank or (as the case may be) the Administrative Agent of a
certificate in accordance with 4.9 hereof.  Each Bank
shall allocate such cost increases among its customers in
good faith and on an equitable basis.
4.9.  Certificate.  A certificate setting forth any
additional amounts payable pursuant to 4.7 or 4.8 and a
brief explanation of such amounts which are due, submitted
by any Bank or the Administrative Agent to the Borrower,
shall be conclusive, absent manifest error, that such
amounts are due and owing.
4.10.  Indemnity.  The Borrower agrees to indemnify
each Bank and to hold each Bank harmless from and against
any loss, cost or expense (including loss of anticipated
profits) that such Bank may sustain or incur as a
consequence of (i) default by the Borrower in payment of
the principal amount of or any interest on any Eurodollar
Rate Loans or Competitive Loans as and when due and
payable, including any such loss or expense arising from
interest or fees payable by such Bank to lenders of funds
obtained by it in order to maintain its Eurodollar Rate
Loans or Competitive Loans, as the case may be, (ii)
default by the Borrower in making a borrowing after the
Borrower has given (or is deemed to have given) a Loan
Request, Competitive Bid Request or a Conversion Request
relating thereto in accordance with 2.6, 2.7 or 2.10 or
(iii) the making of any payment of a Eurodollar Rate Loan,
Competitive Loan or the making of any conversion of any
Eurodollar Rate Loan to a Base Rate Loan on a day that is
not the last day of the applicable Interest Period with
respect thereto, including interest or fees payable by
such Bank to lenders of funds obtained by it in order to
maintain any such Loans.
4.11.  Interest on Overdue Amounts.  Overdue
principal and (to the extent permitted by applicable law)
interest on the Loans and all other overdue amounts
payable hereunder or under any of the other Loan Documents
shall bear interest compounded monthly and payable on
demand at a rate per annum equal to two percent (2%) above
the Base Rate until such amount shall be paid in full
(after as well as before judgment).
5.  GUARANTY.
5.1.  Guaranty.  For value received and hereby
acknowledged and as an inducement to the Banks to make the
Loans available to the Borrower, the Parent hereby
unconditionally and irrevocably guarantees (i) the full
punctual payment when due, whether at stated maturity, by
acceleration or otherwise, of all Obligations of the
Borrower now or hereafter existing hereunder and under the
Notes and the other Loan Documents, whether for principal,
interest, fees, expenses, or otherwise, (ii) the strict
performance and observance by the Borrower of its
obligations under this Credit Agreement and the other Loan
Documents and of all agreements, warranties and covenants
applicable to the Borrower in this Credit Agreement; and
(iii) the strict performance of all such obligations under
this Credit Agreement and the other Loan Documents which
would become due but for the operation of the automatic
stay pursuant to  362(a) of the United States Bankruptcy
Code and the operation of  502(b) and 506(c) of the
United States Bankruptcy Code (such obligations
collectively being the "Guaranteed Obligations").
5.2.  Guaranty Absolute.  The Parent guarantees that
the Guaranteed Obligations will be paid strictly in
accordance with the terms hereof and of the Notes,
regardless of any law, regulation or order now or
hereafter in effect in any jurisdiction affecting any of
such terms or the rights of the Banks with respect
thereto.  The liability of the Parent under this 5 with
regard to the Guaranteed Obligations of the Borrower shall
be absolute and unconditional irrespective of:
(i)  any lack of validity or enforceability
of this Credit Agreement  with respect to the
Borrower (with regard to such Guaranteed
Obligations), the Notes of the Borrower, the
Loan Documents, or any other agreement or
instrument relating thereto;
(ii)  any change in the time of, manner or
place of payment of, or in any other term of,
all or any of the Guaranteed Obligations of the
Borrower or any other amendment or waiver of or
any consent to departure from this Credit
Agreement  (with regard to such Guaranteed
Obligations) or the Notes of the Borrower;
(iii)  any exchange, release or
nonperfection of any collateral, or any release
or amendment or waiver of or consent to
departure from any other guaranty, for all or
any of the Guaranteed Obligations of the
Borrower;
(iv)  any change in ownership of the
Borrower;
(v)  any acceptance of any partial
payment(s) from the Borrower; or
(vi)  any other circumstance which might
otherwise constitute a defense available to, or
a discharge of, the Borrower in respect of its
Guaranteed Obligations.
The obligations of the Parent contained in this 5
shall continue to be effective or be reinstated, as the
case may be, if at any time any payment of any of the
Guaranteed Obligations is rescinded or must otherwise be
returned by the Banks upon the insolvency, bankruptcy or
reorganization of the Borrower or otherwise, all as though
such payment had not been made.
5.3.  Effectiveness; Enforcement.  The guaranty
obligations of the Parent under this 5 shall be effective
and shall be deemed to be made with respect to each Loan
made to the Borrower as of the time it is made.  No
invalidity, irregularity or unenforceability by reason of
any bankruptcy or similar law, or any law or order of any
government or agency thereof purporting to reduce, amend
or otherwise affect any liability of the Borrower, and no
defect in or insufficiency or want of powers of the
Borrower or irregular or improperly recorded exercise
thereof, shall impair, affect, be a defense to or claim
against  such guaranty.  The agreements of the Parent
contained in this 5 constitute a continuing guaranty and
shall (i) survive any termination of this Credit Agreement
and (ii) remain in full force and effect until payment in
full of, and performance of all Guaranteed Obligations and
all other amounts payable under this 5.  The agreements
of the Parent contained in this 5 are made for the
benefit of the Banks and their successors and assigns, and
may be enforced from time to time as often as occasion
therefor may arise and without requirement on the part of
the Banks first to exercise any rights against the
Borrower or to exhaust any remedies available to them
against the Borrower or to resort to any other source or
means of obtaining payment of any of the said obligations
or to elect any other remedy.
5.4.  Waivers.  To the fullest extent permitted by
law, the Parent hereby irrevocably waives promptness,
diligence, presentment, demand, protest, notice of
acceptance and any other notice with respect to any of the
Guaranteed Obligations and this 5 and any requirement
that the Banks protect, secure, perfect or otherwise take
action to ensure any security interest or lien on any
property subject thereto or exhaust any right or take any
action against the Borrower or any other Person or any
collateral.  The Parent also irrevocably waives, to the
fullest extent permitted by law, all defenses which at any
time may be available to it in respect of the Guaranteed
Obligations by virtue of any statute of limitations,
valuation, stay, moratorium law or other similar law now
or hereafter in effect.
5.5.  Subrogation Waiver.  Notwithstanding any term
contained herein to the contrary, the Parent hereby waives
all rights of subrogation, reimbursement, restitution,
contribution or indemnity against the Borrower, and will
not prove any claim in competition with the Administrative
Agent or the Banks in respect of any payment hereunder in
any bankruptcy, insolvency, or reorganization case or
proceedings of any nature.
6.  REPRESENTATIONS AND WARRANTIES.
Each of the Borrower and the Parent represents and
warrants to the Banks and the Administrative Agent as
follows:
6.1.  Corporate Authority.
6.1.1.  Incorporation; Good Standing.  (i) Each
of the Borrower and the Parent is a corporation, and
each of their Subsidiaries is a corporation,
partnership or joint venture, duly organized, validly
existing and in good standing under the laws of its
jurisdiction of organization, and (ii) each of the
Borrower, the Parent and their Subsidiaries (a) has
all requisite power to own its property and conduct
its business as now conducted and as presently
contemplated, and (b) is in good standing and is duly
authorized to do business in each jurisdiction where
such qualification is necessary except where a
failure to be so qualified would not have a
materially adverse effect on the business, assets or
financial condition of any of the Borrower or the
Parent individually, or the Borrower, the Parent and
their Subsidiaries taken as a whole.
6.1.2.  Authorization.  The execution, delivery
and performance of this Credit Agreement and the
other Loan Documents to which the Borrower, the
Parent or any of their Subsidiaries is or is to
become a party and the transactions contemplated
hereby and thereby (i) are within the corporate
authority of such Person, (ii) have been duly
authorized by all necessary corporate proceedings,
(iii) do not conflict with or result in any breach or
contravention of any provision of law, statute, rule
or regulation to which any of the Borrower, the
Parent or any of their Subsidiaries is subject or any
judgment, order, writ, injunction, license or permit
applicable to any of the Borrower, the Parent or any
of their Subsidiaries and (iv) do not conflict with
any provision of the corporate charter or bylaws of,
or any agreement or other instrument binding upon,
any of the Borrower, the Parent  or any of their
Subsidiaries or any of their respective properties.
6.1.3.  Enforceability.  The execution and
delivery of this Credit Agreement and the other Loan
Documents to which the Borrower, the Parent or any of
their Subsidiaries is or is to become a party will
result in valid and legally binding obligations of
such Person enforceable against it in accordance with
the respective terms and provisions hereof and
thereof, except as enforceability is limited by
bankruptcy, insolvency, reorganization, moratorium or
other laws relating to or affecting generally the
enforcement of creditors' rights and except to the
extent that availability of the remedy of specific
performance or injunctive relief is subject to the
discretion of the court before which any proceeding
therefor may be brought.
6.2.  Governmental Approvals.  The execution,
delivery and performance by the Borrower, the Parent and
any of their Subsidiaries of this Credit Agreement and the
other Loan Documents to which such Person is or is to
become a party and the transactions contemplated hereby
and thereby do not require the approval or consent of, or
filing with, any governmental agency or authority other
than those already obtained.
6.3.  Title to Properties; Leases.  Except as
indicated on Schedule 6.3 hereto, the Borrower, the Parent
and their Subsidiaries own all of the assets reflected in
the consolidated balance sheet of the Parent and its
Subsidiaries as at the Balance Sheet Date or acquired
since that date (except property and assets sold or
otherwise disposed of in the ordinary course of business
since that date and other dispositions permitted pursuant
to 8.5.2 hereof), subject to no rights of others,
including any mortgages, leases, conditional sales
agreements, title retention agreements, liens or other
encumbrances except Permitted Liens.
6.4.  Fiscal Year and Financial Statements.
6.4.1.  Fiscal Year.  The Borrower and each of
its Subsidiaries has a fiscal year which is the
twelve months ending on June 30 of each calendar
year, or such other date if there is a change in
fiscal year end pursuant to 7.5.4.
6.4.2.  Financial Statements.  There has been
furnished to the Administrative Agent a consolidated
balance sheet of the Parent and its Subsidiaries as
at the Balance Sheet Date, and a consolidated
statement of income for the fiscal year then ended,
certified by the Parent's independent certified
public accountants.  Such balance sheet and statement
of income have been prepared in accordance with
generally accepted accounting principles and fairly
present in all material respects the financial
condition of the Parent and its Subsidiaries as at
the close of business on the date thereof and the
results of operations for the fiscal year then ended.
There are no contingent liabilities of any of the
Borrower, the Parent or any of their Subsidiaries as
of such date involving material amounts, known to the
officers of the Borrower or the Parent not disclosed
in said balance sheet and the related notes thereto.
6.5.  No Material Changes, etc.  As of the Balance
Sheet Date and the first Drawdown Date, there has occurred
no materially adverse change in the financial condition or
business of any of the Borrower, the Parent or their
Subsidiaries as shown on or reflected in the consolidated
balance sheet of the Parent and its Subsidiaries as at the
Balance Sheet Date, or the consolidated statement of
income for the fiscal year then ended, other than changes
in the ordinary course of business that have not had any
materially adverse effect either individually or in the
aggregate on the business or financial condition of the
Borrower or the Parent, or of the Parent and its
Subsidiaries taken as a whole.  Since the Balance Sheet
Date and prior to the Closing Date, neither the Borrower
nor the Parent has made any Distribution other than
dividends paid by the Parent in September 1997, December
1997 and March 1998.
6.6.  Franchises, Patents, Copyrights, etc.  Each of
the Borrower, the Parent and their Subsidiaries possesses
all material franchises, patents, copyrights, trademarks,
trade names, licenses and permits, and rights in respect
of the foregoing, adequate for the conduct of its business
substantially as now conducted without known conflict with
any rights of others.
6.7.  Litigation.  Except as provided in Schedule 6.7
hereto, there are no actions, suits, proceedings or
investigations of any kind pending or threatened in
writing against any of the Borrower, the Parent or any of
their Subsidiaries before any court, tribunal or
administrative agency or board that, if adversely
determined, might, either in any case or in the aggregate,
materially adversely affect the properties, assets,
financial condition or business of the Borrower, the
Parent and their Subsidiaries taken as a whole or
materially impair the right of the Borrower, the Parent
and their Subsidiaries, considered as a whole, to carry on
business substantially as now conducted by them, or for
which adequate reserves are not maintained on the
consolidated balance sheet of the Parent and its
Subsidiaries, or which question the validity of this
Credit Agreement or any of the other Loan Documents, or
any action taken or to be taken pursuant hereto or
thereto.
6.8.  No Materially Adverse Contracts, etc.  Neither
the Borrower nor the Parent nor any of their Subsidiaries
is subject to any charter, corporate or other legal
restriction, or any judgment, decree, order, rule or
regulation that has or is expected in the future to have a
materially adverse effect on the business, assets or
financial condition of any of the Borrower, the Parent or
any of their Subsidiaries.  Neither the Borrower nor the
Parent nor any of their Subsidiaries is a party to any
contract or agreement that has or is expected, in the
judgment of the Borrower's or the Parent's officers, to
have any materially adverse effect on the business of any
of the Borrower, the Parent or any of their Subsidiaries.
6.9.  Compliance With Other Instruments, Laws,
etc.  Neither the Borrower nor the Parent nor any of their
Subsidiaries is in violation of any provision of its
charter documents, bylaws, or any agreement or instrument
to which it may be subject or by which it or any of its
properties may be bound or any decree, order, judgment,
statute, license, rule or regulation, in any of the
foregoing cases in a manner that could materially
adversely affect the financial condition, properties or
business of any of the Borrower, the Parent or the Parent
and its Subsidiaries taken as a whole.
6.10.  Tax Status.  Each of the Borrower, the Parent
and their Subsidiaries (i) has made or filed all material
federal and state income and all other tax returns,
reports and declarations required by any jurisdiction to
which any of them is subject, (ii) has paid all material
taxes and other governmental assessments and charges shown
or determined to be due on such returns, reports and
declarations, except those being contested in good faith
and by appropriate proceedings and (iii) has set aside on
its books provisions reasonably adequate for the payment
of all material taxes for periods subsequent to the
periods to which such returns, reports or declarations
apply.  There are no unpaid taxes in any material amount
claimed to be due by the taxing authority of any
jurisdiction, and the respective officers of each of the
Borrower and the Parent know of no basis for any such
claim.
6.11.  No Event of Default.  No Default or Event of
Default has occurred and is continuing.
6.12.  Holding Company and Investment Company
Acts.  Neither the Borrower nor the Parent nor any of
their Subsidiaries is a "holding company," or a
"subsidiary company" of a "holding company," or an
affiliate" of a "holding company," as such terms are
defined in the Public Utility Holding Company Act of 1935;
nor is it an "investment company," or an "affiliated
company" or a "principal underwriter" of an "investment
company," as such terms are defined in the Investment
Company Act of 1940.
6.13.  Absence of Financing Statements, etc.  Except
with respect to Permitted Liens and except as set forth on
Schedule 6.13 attached hereto, as of the Closing Date in
respect of all active domestic operations of the Borrower
and the Parent there is no financing statement, security
agreement, chattel mortgage, real estate mortgage or other
document filed or recorded with any filing records,
registry, or other public office, that purports to cover,
affect or give notice of any present or possible future
lien on, or security interest in, any assets or property
of any of the Borrower, the Parent or any of their
Subsidiaries or rights relating thereto which would have a
material adverse effect on the business, assets, property
or financial condition of any of the Borrower, the Parent
or any of their Subsidiaries.
6.14.  Certain Transactions.  Except for arm's length
transactions pursuant to which the Borrower, the Parent or
any of their Subsidiaries makes payments in the ordinary
course of business upon terms no less favorable than such
Person could obtain from third parties and except for
payment of certain legal fees of a voting trust for the
Horne family stock, and payment of expenses for
preparation of tax returns of certain officers and
directors of the Parent and its Subsidiaries and other
transactions between the Borrower and the Parent or any of
their Subsidiaries deemed by management of the Borrower
and the Parent in good faith to be beneficial to the
Borrower and the Parent, none of the officers, directors,
employees or Affiliates of any of the Borrower, the Parent
or any of their Subsidiaries is presently a party to any
transaction with any of the Borrower, the Parent or any of
their Subsidiaries (other than for services as employees,
officers and directors), including any contract, agreement
or other arrangement providing for the furnishing of
services to or by, providing for rental of real or
personal property to or from, or otherwise requiring
payments to or from any officer, director, Affiliate or
any such employee or, to the knowledge of the Borrower or
the Parent or any of their Subsidiaries, any corporation,
partnership, trust or other entity in which any officer,
director, Affiliate or any such employee has a substantial
interest or is an officer, director, trustee or partner.
6.15.  Employee Benefit Plans.
6.15.1.  In General.  Each Employee Benefit Plan
has been maintained and operated in compliance in all
material respects with the provisions of ERISA and,
to the extent applicable, the Code, including but not
limited to the provisions thereunder respecting
prohibited transactions and the bonding of
fiduciaries and other persons handling plan funds as
required by 412 of ERISA.  Each of the Borrower and
the Parent has heretofore delivered to the
Administrative Agent the most recently completed
annual report, Form 5500, with all required
attachments, and actuarial statement required to be
submitted under 103(d) of ERISA, with respect to
each Guaranteed Pension Plan.
6.15.2.  Terminability of Welfare Plans.  Under
each Employee Benefit Plan which is an employee
welfare benefit plan within the meaning of 3(1) or
3(2)(B) of ERISA, no benefits are due unless the
event giving rise to the benefit entitlement occurs
prior to plan termination (except as required by
Title I, Part 6 of ERISA). Each of the Borrower, the
Parent or an ERISA Affiliate thereof, as appropriate,
may terminate each such Plan at any time (or at any
time subsequent to the expiration of any applicable
bargaining agreement) in the discretion of the
Borrower, the Parent or such ERISA Affiliate, as the
case may be, without liability to any Person other
than those liabilities relating to events occurring
prior to termination.
6.15.3.  Guaranteed Pension Plans.  Each
contribution required to be made to a Guaranteed
Pension Plan, whether required to be made to avoid
the incurrence of an accumulated funding deficiency,
the notice or lien provisions of 302(f) of ERISA, or
otherwise, has been timely made.  No waiver of an
accumulated funding deficiency or extension of
amortization periods has been received with respect
to any Guaranteed Pension Plan, and neither the
Borrower nor any ERISA Affiliate is obligated to or
has posted security in connection with an amendment
to a Guaranteed Pension Plan pursuant to 307 of
ERISA of 401(a)(29) of the Code.  No liability to
the PBGC (other than required insurance premiums, all
of which have been paid) has been incurred by any of
the Borrower, the Parent or any ERISA Affiliate
thereof with respect to any Guaranteed Pension Plan
and there has not been any ERISA Reportable Event, or
any other event or condition which presents a
material risk of termination of any Guaranteed
Pension Plan by the PBGC.  Based on the latest
valuation of each Guaranteed Pension Plan (which in
each case occurred within twelve months of the date
of this representation), and on the actuarial methods
and assumptions employed for that valuation, the
aggregate benefit liabilities of all Guaranteed
Pension Plans within the meaning of 4001 of ERISA
did not exceed the aggregate value of the assets of
all Guaranteed Pension Plans, disregarding for this
purpose the benefit liabilities and assets of any
Guaranteed Pension Plan with assets in excess of
benefit liabilities, by more than $2,500,000.
6.15.4.  Multiemployer Plans.  Neither the
Borrower nor the Parent nor any ERISA Affiliate
thereof has incurred any material liability
(including secondary liability) to any Multiemployer
Plan as a result of a complete or partial withdrawal
from such Multiemployer Plan under 4201 of ERISA or
as a result of a sale of assets described in 4204 of
ERISA.  Neither the Borrower nor the Parent nor any
ERISA Affiliate thereof has been notified that any
Multiemployer Plan is in reorganization or insolvent
under and within the meaning of 4241 or 4245 of
ERISA or that any Multiemployer Plan intends to
terminate or has been terminated under 4041A of
ERISA.
6.16.  Regulations U and X.  The proceeds of the
Loans shall be used for working capital and general
corporate purposes of the Borrower, the Parent and their
Subsidiaries, including acquisitions permitted by 8.5.1
hereof.  No portion of any Loan is to be used for the
purpose of purchasing or carrying any "margin security" or
"margin stock" as such terms are used in Regulations U and
X of the Board of Governors of the Federal Reserve System,
12 C.F.R. Parts 221 and 224.
6.17.  Ineligible Securities.  No portion of the
proceeds of any Loans is to be used for the purpose of (a)
knowingly purchasing, or providing credit support for the
purchase of, Ineligible Securities from a Section 20
Subsidiary during any period in which such Section 20
Subsidiary makes a market in such Ineligible Securities,
(b) knowingly purchasing, or providing credit support for
the purchase of, during the underwriting or placement
period, any Ineligible Securities being underwritten or
privately placed by a Section 20 Subsidiary, or (c)
making, or providing credit support for the making of,
payments of principal or interest on Ineligible Securities
underwritten or privately placed by a Section 20
Subsidiary and issued by or for the benefit of the
Borrower or any Subsidiary or other Affiliate of the
Borrower.
6.18.  Environmental Compliance.  Except as set forth
on Schedule 6.18 attached hereto, each of Borrower and the
Parent has taken all commercially reasonable steps
(determined as of the time of investigation) to
investigate the past and present condition and usage of
the Real Estate and the operations conducted thereon and,
based upon such diligent investigation, has determined
that:
(a)  neither the Borrower nor the Parent nor any
of their Subsidiaries nor any operation on the Real
Estate is in violation, or alleged violation, of any
judgment, decree, order, law, license, rule or
regulation pertaining to environmental matters,
including without limitation, those arising under the
Resource Conservation and Recovery Act ("RCRA"), the
Comprehensive Environmental Response, Compensation
and Liability Act of 1980 as amended ("CERCLA"), the
Superfund Amendments and Reauthorization Act of 1986
("SARA"), the Federal Clean Water Act, the Federal
Clean Air Act, the Toxic Substances Control Act, or
any state or local statute, regulation, ordinance,
order or decree relating to health, safety or the
environment (hereinafter "Environmental Laws"), which
violation could reasonably be expected to have a
material adverse effect on the environment or the
business, assets or financial condition of the
Borrower, the Parent and their Subsidiaries taken as
a whole;
(b)  neither the Borrower nor the Parent nor any
of their Subsidiaries has received notice from any
third party including, without limitation, any
federal, state or local governmental authority, (i)
that any one of them has been identified by the
United States Environmental Protection Agency ("EPA)
as a potentially responsible party under CERCLA with
respect to a site listed on the National Priorities
List, 40 C.F.R. Part 300 Appendix B; (ii) that any
hazardous waste, as defined by 42 U.S.C. 6903(5),
any hazardous substances as defined by 42 U.S.C.
9601(14), any pollutant or contaminant as defined by
42 U.S.C. 9601(33) and any toxic substances, oil or
hazardous materials or other chemicals or substances
regulated by any Environmental Laws ("Hazardous
Substances") which any one of them has generated,
transported or disposed of has been found at any site
at which a federal, state or local agency or other
third party has conducted or has ordered that any of
the Borrower, the Parent or any of their Subsidiaries
conduct a remedial investigation, removal or other
response action pursuant to any Environmental Law; or
(iii) that it is or shall be a named party to any
claim, action, cause of action, complaint, or legal
or administrative proceeding (in each case,
contingent or otherwise) arising out of any third
party's incurrence of costs, expenses, losses or
damages of any kind whatsoever in connection with the
release of Hazardous Substances, liability for which
could reasonably be expected to have a material
adverse effect on the business, assets or financial
condition of the Borrower, the Parent and their
Subsidiaries, taken as a whole;
(c)  (i) to the best of the Borrower's, the
Parent's and their Subsidiaries' knowledge, no
portion of the Real Estate has been used for the
handling, processing, storage or disposal of
Hazardous Substances except in material compliance
with applicable Environmental Laws; (ii) in the
course of any activities conducted by any of the
Borrower, the Parent, any of their Subsidiaries or to
the best knowledge of the executive officers of the
Borrower or the Parent without independent
investigation, operators of their properties, no
Hazardous Substances have been generated or are being
used on the Real Estate except in material compliance
with applicable Environmental Laws; (iii) there have
been no releases (i.e. any past or present releasing,
spilling, leaking, pumping, pouring, emitting,
emptying, discharging, injecting, escaping, disposing
or dumping) or threatened releases of Hazardous
Substances on, upon, into or from the properties of
any of the Borrower, the Parent or any of their
Subsidiaries, which releases or threatened releases
could reasonably be expected have a material adverse
effect on the value of any of the Real Estate or
adjacent properties; (iv) to the best of the
Borrower's and the Parent's knowledge, there have
been no releases on, upon, from or into any real
property in the vicinity of any of the Real Estate
which, through soil or groundwater contamination, may
have come to be located on, and which would have a
material adverse effect on the value of, the Real
Estate; and (v) in addition, any Hazardous Substances
that have been generated on any of the Real Estate
have been managed or disposed of in material
compliance with applicable Environmental Laws, and,
to the best of the Borrower's, the Parent's, and
their Subsidiaries' knowledge, without independent
investigation, the transporters and facilities
utilized by the Parent, the Borrower, or any of their
Subsidiaries to transport or dispose of such Person's
Hazardous Substances have not failed to operate in
compliance with any permits authorizing such
activities and are not in material violation of any
applicable Environmental Laws; and
(d)  neither the Borrower nor the Parent nor any
of their Subsidiaries nor any of the Real Estate is
subject, by virtue of the transactions set forth
herein and contemplated hereby, to any applicable
environmental law requiring the performance of
Hazardous Substances site assessments, or the removal
or remediation of Hazardous Substances, or the giving
of notice to any governmental agency or the recording
or delivery to other Persons of an environmental
disclosure document or statement.
6.19.  Subsidiaries, etc.  Schedule 6.19 sets forth
all of the Subsidiaries of each of the Parent and the
Borrower.  Except as set forth on Schedule 6.19 hereto,
neither the Borrower nor the Parent nor any of their
Subsidiaries is engaged in any joint venture or
partnership with any other person.
6.20.  Disclosure.  None of this Credit Agreement or
any of the other Loan Documents contains any untrue
statement of a material fact or omits to state a material
fact (known to the Borrower, the Parent or any of their
Subsidiaries in the case of any document or information
not furnished by the Borrower, the Parent or any of their
Subsidiaries) necessary in order to make the statements
herein or therein not misleading.  To the best of the
Borrower's, the Parent's and their Subsidiaries'
knowledge, there is no fact known to the Borrower, the
Parent or any of their Subsidiaries which materially
adversely affects, nor, so far as the Borrower, the Parent
and their Subsidiaries can now foresee, is reasonably
likely in the future to materially adversely affect, the
business, assets, financial condition or prospects of the
Borrower, the Parent or any of their Subsidiaries, taken
as a whole, exclusive of effects resulting from changes in
general economic conditions, legal standards or regulatory
conditions.
6.21.  Year 2000 Compliance.  The Borrower, the
Parent and their Subsidiaries have reviewed the major
areas within their businesses and operations which could
be adversely affected by, and have developed or are
developing programs to address on a timely basis, the Year
2000 Risk.  Based on such review and program, the Year
2000 Risk should not have a materially adverse effect on
their businesses and operations.
7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE
PARENT.
Each of Borrower and the Parent covenants and agrees
that, so long as any Obligation or Note is outstanding or
any Bank has any obligation to make any Loans:
7.1.  Punctual Payment.  Each of the Borrower and the
Parent will duly and punctually pay or cause to be paid
the principal and interest on the Loans and the Facility
Fee and Administrative Agent's fee provided for in this
Credit Agreement, all in accordance with the terms of this
Credit Agreement and the Notes.
7.2.  Maintenance of Office.  The Borrower and the
Parent will each maintain its chief executive office in
Wilmington, Delaware and North Andover, Massachusetts,
respectively, or at such other place in the United States
of America as such Person shall designate upon written
notice to the Administrative Agent, where notices,
presentations and demands to or upon such Person in
respect of the Loan Documents may be given or made.
7.3.  Records and Accounts.  Each of the Borrower and
the Parent will (i) keep, and cause each of its
Subsidiaries to keep, true and accurate records and books
of account in which full, true and correct entries will be
made in accordance with generally accepted accounting
principles, (ii) maintain adequate accounts and reserves
for all taxes (including income taxes), depreciation,
depletion, obsolescence and amortization of its properties
and the properties of its Subsidiaries, contingencies, and
other reserves, all in accordance with generally accepted
accounting principles, and (iii) at all times engage KPMG
Peat Marwick, any other of the six largest firms of
independent certified public accountants located in the
United States, or other independent certified public
accountants approved by the Administrative Agent which
approval shall not be unreasonably withheld, as the
independent certified public accountants of the Borrower
and its Subsidiaries and will not permit more than thirty
(30) days to elapse between the cessation of such firm's
(or any successor firm's) engagement as the independent
certified public accountants of the Borrower and its
Subsidiaries and the appointment in such capacity of a
successor firm as shall be satisfactory to the
Administrative Agent.
7.4.  Financial Statements, Certificates and
Information.  Each of the Borrower and the Parent will
deliver to the Administrative Agent and the Banks:
(a)  as soon as practicable, but in any event
not later than ninety (90) days after the end of each
fiscal year of the Parent, the consolidated balance
sheet of the Parent and its Subsidiaries, each as at
the end of such year, and the related consolidated
statement of income and consolidated statement of
cash flow for such year, each setting forth in
comparative form the figures for the previous fiscal
year and all such consolidated statements to be in
reasonable detail, prepared in accordance with
generally accepted accounting principles, and
certified without qualification by KPMG Peat Marwick
or any other of the six largest firms of independent
certified public accountants located in the United
States, together with a written statement from such
accountants to the effect that they have read the
covenants set forth in 8.1(h), 8.3(i) and (j) and 9
of this Credit Agreement and the relevant definitions
and provisions applicable thereto, and that, in
making the examination necessary to said
certification, they have obtained no knowledge of any
Default or Event of Default, or, if such accountants
shall have obtained knowledge of any then existing
Default or Event of Default they shall disclose in
such statement any such Default or Event of Default;
provided that such accountants shall not be liable to
the Banks for failure to obtain knowledge of any
Default or Event of Default;
(b)  as soon as practicable, but in any event
not later than forty-five (45) days after the end of
each of the fiscal quarters of the Parent (other than
the fourth fiscal quarter of each fiscal year),
copies of the unaudited consolidated balance sheet of
the Parent and its Subsidiaries, each as at the end
of such quarter, and the related consolidated
statement of income and consolidated statement of
cash flow for the portion of the Parent's fiscal year
then elapsed, all in reasonable detail and prepared
in accordance with generally accepted accounting
principles (subject to customary exceptions for
interim financial statements), together with a
certification by the principal financial or
accounting officer of the Parent that the information
contained in such financial statements fairly
presents the financial position of the Parent and its
Subsidiaries on the date thereof (subject to year-end
adjustments);
(c)  simultaneously with the delivery of the
financial statements referred to in subsections (a)
and (b) above, a statement certified by the principal
financial or accounting officer of each of the
Borrower and the Parent in substantially the form of
Exhibit D hereto and setting forth in reasonable
detail computations evidencing compliance with the
covenants contained in 9 and (if applicable)
reconciliations to reflect changes in generally
accepted accounting principles since the Balance
Sheet Date;
(d)  promptly following the filing or mailing
thereof, copies of all material of a financial nature
filed with the Securities and Exchange Commission or
sent generally to the stockholders of the Borrower;
and
(e)  from time to time such other financial data
and information (including accountants' management
letters) as the Administrative Agent or any Bank may
reasonably request.
7.5.  Notices.
7.5.1.  Defaults.  The Borrower will promptly
notify the Administrative Agent and each of the Banks
in writing of the occurrence of any Default or Event
of Default.  If any Person shall give any notice or
take any other action in respect of a claimed default
(whether or not constituting an Event of Default)
under this Credit Agreement or any other note,
evidence of indebtedness, indenture or other
obligation to which or with respect to which any of
the Borrower, the Parent or any of their Subsidiaries
is a party or obligor, whether as principal or
surety, the Borrower shall forthwith give written
notice thereof to each of the Banks, describing the
notice or action and the nature of the claimed
default.
7.5.2.  Environmental Events.  Each of the
Borrower and the Parent will, and will cause each of
its Subsidiaries to, promptly give notice to the
Administrative Agent (i) of any violation of any
Environmental Law that any of the Borrower, the
Parent or any of their Subsidiaries reports in
writing or is reportable by such Person in writing
(or for which any written report supplemental to any
oral report is made) to any federal, state or local
environmental agency and (ii) upon becoming aware
thereof, of any inquiry, proceeding, investigation,
or other action, including a notice from any agency
of potential environmental liability, or any federal,
state or local environmental agency or board, that
has the potential to materially affect the assets,
liabilities, financial conditions or operations of
the Borrower, the Parent and their Subsidiaries,
taken as a whole.
7.5.3.  Notice of Litigation and
Judgments.  Each of the Borrower and the Parent will,
and will cause each of its Subsidiaries to, give
notice to the Administrative Agent in writing within
fifteen (15) days of becoming aware of any litigation
or proceedings threatened in writing or any pending
litigation and proceedings affecting any of the
Borrower, the Parent or any of their Subsidiaries or
to which any of the Borrower, the Parent or any of
their Subsidiaries is or becomes a party involving an
uninsured claim against any of the Borrower, the
Parent or any of their Subsidiaries that could
reasonably be expected to have a materially adverse
effect on any of the Borrower, the Parent or any of
their Subsidiaries and stating the nature and status
of such litigation or proceedings.  Each of the
Borrower and the Parent will, and will cause each of
their Subsidiaries to, give notice to the
Administrative Agent, in writing, in form and detail
satisfactory to the Administrative Agent, within ten
(10) days of any judgment not covered by insurance,
final or otherwise, against any of the Borrower, the
Parent or any of their Subsidiaries in an amount in
excess of $5,000,000.
7.5.4.  Fiscal Year.  Each of the Borrower and
the Parent will, and will cause each of its
Subsidiaries to, give notice to the Administrative
Agent in writing not less than sixty (60) days prior
to changing the date of its fiscal year end from that
set forth in 6.4.1 of such proposed change.
7.6.  Corporate Existence; Maintenance of
Properties.  Each of the Borrower and the Parent will do
or cause to be done all things necessary to preserve and
keep in full force and effect its corporate existence,
rights and franchises and those of its Subsidiaries,
except as otherwise permitted by 8.5.1.  Each of the
Borrower and the Parent (i) will cause all of its
properties and those of its Subsidiaries used or useful in
the conduct of its business or the business of its
Subsidiaries to be maintained and kept in good condition,
repair and working order and supplied with all necessary
equipment, (ii) will cause to be made all necessary
repairs, renewals, replacements, betterments and
improvements thereof, all as in the judgment of the
Borrower or the Parent may be necessary so that the
business carried on in connection therewith may be
properly and advantageously conducted at all times, and
(iii) will, and will cause each of its Subsidiaries to,
continue to engage primarily in the principal lines of
business now conducted by them and in similar or related
businesses; provided that nothing in this 7.6 shall
prevent the Borrower or the Parent from discontinuing the
operation and maintenance of any of its properties or
those of its Subsidiaries if such discontinuance is, in
the judgment of the Borrower or the Parent, desirable in
the conduct of its or their business and that do not in
the aggregate materially adversely affect the business of
the Borrower, the Parent and their Subsidiaries.
7.7.  Insurance.  Each of the Borrower and the Parent
will, and will cause each of its Subsidiaries to, maintain
with financially sound and reputable insurers insurance
with respect to its properties and business against such
casualties and contingencies as shall be in accordance
with the general practices of businesses engaged in
similar activities in similar geographic areas and in
amounts, containing such terms, in such forms and for such
periods as may be reasonable and prudent.
7.8.  Taxes.  Each of the Borrower and the Parent
will, and will cause each of its Subsidiaries to, duly pay
and discharge, or cause to be paid and discharged, before
the same shall become overdue, all material taxes,
assessments and other governmental charges (other than
taxes, assessments and other governmental charges imposed
by foreign jurisdictions that in the aggregate are not
material to the business or assets of any of the Borrower,
the Parent or any of their Subsidiaries on an individual
basis or of the Borrower, the Parent and their
Subsidiaries on a consolidated basis) imposed upon it and
its real properties, sales and activities, or any part
thereof, or upon the income or profits therefrom, as well
as all material claims for labor, materials, or supplies
that if unpaid might by law become a lien or charge upon
any of its property; provided that any such tax,
assessment, charge, levy or claim need not be paid if the
validity or amount thereof shall currently be contested in
good faith by appropriate proceedings and if the Borrower
or the Parent or such Subsidiary shall have set aside on
its books adequate reserves with respect thereto; and
provided further that the Borrower, the Parent and each of
their Subsidiaries will pay all such taxes, assessments,
charges, levies or claims forthwith upon the commencement
of proceedings to foreclose any lien that may have
attached as security therefor.
7.9.  Inspection of Properties and Books, etc.
7.9.1.  General.  Each of the Borrower and the
Parent shall permit the Banks, through the
Administrative Agent or any of the Banks' other
designated representatives, to visit and inspect any
of the properties of the Borrower or the Parent or
any of their Subsidiaries to examine the books of
financial account and other financial records (to the
extent not confidential, and if any of such materials
are confidential, such materials shall be handled in
accordance with 17.2) of any of the Borrower, the
Parent and their Subsidiaries (and to make copies
thereof and extracts therefrom), and to discuss the
affairs, finances and accounts of the Borrower, the
Parent and their Subsidiaries with, and to be advised
as to the same by, its and their officers, all at
such reasonable times and intervals during regular
business hours as the Administrative Agent or any
Bank may reasonably request.
7.9.2.  Communication with Accountants.  Each of
the Borrower and the Parent authorizes the
Administrative Agent and the Banks (i) to obtain from
the Borrower's, the Parent's and their Subsidiaries'
independent certified public accountants copies of
any and all accountants' management letters prepared
with respect to the Borrower, the Parent or any of
their Subsidiaries, (ii) to communicate directly with
such accountants with regard to matters disclosed in
such management letters, and (iii) with the consent
of the Borrower or the Parent, which consent shall
not be unreasonably withheld or delayed, to
communicate directly with such accountants with
regard to all other matters concerning the business,
financial condition and other affairs of any of the
Borrower, the Parent or any of their Subsidiaries,
provided that after the occurrence and during the
continuance of a Default or an Event of Default, no
such consent shall be required.  Each of the
Borrower, the Parent and their Subsidiaries hereby
authorize and direct such accountants to disclose to
the Administrative Agent and the Banks all such
management letters and any and all additional
financial statements and supporting financial
documents and schedules with respect to the business,
financial condition and other affairs of any of the
Borrower, the Parent or any of their Subsidiaries in
connection with such communications.  At the request
of the Administrative Agent, the Borrower, the Parent
or the appropriate Subsidiary shall deliver a letter
addressed to such accountants instructing them to
comply with the provisions of this 7.9.2.
7.10.  Compliance with Laws, Contracts, Licenses, and
Permits.  Each of the Borrower and the Parent will, and
will cause each of its Subsidiaries to, comply with (i)
the applicable laws and regulations wherever its business
is conducted, including all Environmental Laws, (ii) the
provisions of its charter documents and by-laws, (iii) all
agreements and instruments by which it or any of its
properties may be bound and (iv) all applicable decrees,
orders, and judgments, except where non-compliance could
not have a materially adverse effect on the business,
assets or financial condition of any of the Borrower or
the Parent individually, or the Parent and its
Subsidiaries taken as a whole.  If at any time while any
Loan or Note is outstanding or any Bank has any obligation
to make Loans hereunder, any authorization, consent,
approval, permit or license from any officer, agency or
instrumentality of any government shall become necessary
or required in order that the Borrower or the Parent may
fulfill any of its obligations hereunder, the Borrower or,
as the case may be, the Parent will immediately take or
cause to be taken all reasonable steps within the power of
such Person to obtain such authorization, consent,
approval, permit or license and furnish the Banks with
evidence thereof.
7.11.  Employee Benefit Plans.  Each of the Borrower
and the Parent will (i) promptly upon filing the same with
the Department of Labor or Internal Revenue Service,
furnish to the Administrative Agent a copy of the most
recent actuarial statement required to be submitted under
103(d) of ERISA and Annual Report, Form 5500, with all
required attachments, in respect of each Guaranteed
Pension Plan and (ii) promptly upon receipt or dispatch,
furnish to the Administrative Agent any notice, report or
demand sent or received in respect of a Guaranteed Pension
Plan under 302, 4041, 4042, 4043, 4063, 4065, 4066 and
4068 of ERISA, or in respect of a Multiemployer Plan,
under 4041A, 4202, 4219, 4242, or 4245 of ERISA.
7.12.  Use of Proceeds.  The Borrower, the Parent and
their Subsidiaries will use the proceeds of the Loans
solely for working capital and general corporate purposes,
including acquisitions permitted by 8.5.1.
7.13.  Further Assurances.  Each of the Borrower and
the Parent will, and will cause each of its Subsidiaries
to, cooperate with the Banks and the Administrative Agent
and execute such further instruments and documents as the
Banks or the Administrative Agent shall reasonably request
to carry out to their reasonable satisfaction the
transactions contemplated by this Credit Agreement and the
other Loan Documents.
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE
PARENT.
Each of the Borrower and the Parent covenants and
agrees that, so long as any Obligations or Note is
outstanding or any Bank has any obligation to make any
Loans:
8.1.  Restrictions on Indebtedness.  Neither Borrower
nor the Parent will, nor will they permit any of their
Subsidiaries to, create, incur, assume, guarantee or be or
remain liable, contingently or otherwise, with respect to
any Indebtedness other than:
(a)  Indebtedness to the Banks and the
Administrative Agent arising under any of the Loan
Documents;
(b)  current liabilities of the Borrower, the
Parent or their Subsidiaries incurred in the ordinary
course of business not incurred through (i) the
borrowing of money, or (ii) the obtaining of credit
except for credit on an open account basis
customarily extended and in fact extended in
connection with normal purchases of goods and
services, and any letters of credit issued for the
account of the Borrower, the Parent or any of their
Subsidiaries in support of such permitted current
liabilities;
(c)  Indebtedness in respect of taxes,
assessments, governmental charges or levies and
claims for labor, materials and supplies to the
extent that payment therefor shall not at the time be
required to be made in accordance with the provisions
of 7.8;
(d)  Indebtedness in respect of judgments or
awards that have been in force for less than the
applicable period for taking an appeal so long as
execution is not levied thereunder or in respect of
which the Borrower, the Parent or the applicable
Subsidiary shall at the time in good faith be
prosecuting an appeal or proceedings for review and
in respect of which a stay of execution shall have
been obtained pending such appeal or review;
(e)  endorsements for collection, deposit or
negotiation and warranties of products or services,
in each case incurred in the ordinary course of
business;
(f)  Indebtedness existing on the date of this
Credit Agreement and listed and described on
Schedule 8.1 hereto ("Existing Indebtedness"), and
any refinancings of Existing Indebtedness, provided
that at no time shall the sum of (i) the aggregate
principal amount of Existing Indebtedness remaining
outstanding at such time plus (ii) the aggregate
principal amount of Indebtedness in respect of such
refinancings at such time exceed the aggregate
principal amount of Existing Indebtedness on the
Closing Date;
(g)  Indebtedness of the Borrower or the Parent
to any Subsidiary of the Borrower or the Parent, and
Indebtedness of any Subsidiary of the Borrower or the
Parent to the Borrower or the Parent or any other
Subsidiary of the Borrower or the Parent;
(h)  other Indebtedness for borrowed money and
credit received (including Capitalized Leases,
letters of credit issued for the account of the
Borrower, the Parent or any of their Subsidiaries,
and Indebtedness incurred pursuant to the sale and
leaseback of any property permitted by the provisions
of 8.6 hereof), provided that at no time shall the
aggregate amount of such Indebtedness exceed 10% of
the Consolidated Total Assets of the Parent and its
Subsidiaries determined as of the last day of the
fiscal year of the Parent most recently ended (such
Indebtedness permitted by this subsection (h), "Other
Indebtedness");
(i)  (a) in addition to, or in combination with,
Indebtedness permitted by clause (h) of this 8.1,
with respect to any Subsidiary acquired by the
Borrower, the Parent or any of their Subsidiaries
after the Closing Date, Indebtedness of such newly
acquired Subsidiary in existence as of the date of
such acquisition, provided that such Indebtedness is
not incurred in contemplation of such acquisition,
and any guaranties of such Indebtedness issued by the
Borrower, the Parent or any of its Subsidiaries,
including without limitation, with respect to any
indemnities for environmental, employee benefit, tax,
litigation and similar liabilities, but excluding the
acquisition price of such Subsidiary; provided that
at no time shall the outstanding aggregate amount of
such Indebtedness (excluding, to the extent
duplicative, such guaranties) exceed $10,000,000, and
(b) with respect to any Subsidiary acquired or to be
acquired after the Closing Date, guaranties by the
Parent of the acquisition price of such new
Subsidiary which price shall not include any of the
obligations contemplated by clause (a) above; and
(j)  Indebtedness of the type described in
clause (ix) of the definition of "Indebtedness."
8.2.  Restrictions on Liens.  Neither the Borrower
nor the Parent, will, nor will they permit any of their
Subsidiaries to, (i) create or incur or suffer to be
created or incurred or to exist any lien, encumbrance,
mortgage, pledge, charge, restriction or other security
interest of any kind upon any of its property or assets of
any character whether now owned or hereafter acquired, or
upon the income or profits therefrom; (ii) transfer any of
such property or assets or the income or profits therefrom
for the purpose of subjecting the same to the payment of
Indebtedness or performance of any other obligation in
priority to payment of its general creditors; (iii)
acquire, or agree or have an option to acquire, any
property or assets upon conditional sale or other title
retention or purchase money security agreement, device or
arrangement; (iv) suffer to exist for a period of more
than thirty (30) days after the same shall have been
incurred any Indebtedness or claim or demand against it
that if unpaid might by law or upon bankruptcy or
insolvency, or otherwise, be given any priority whatsoever
over its general creditors; or (v) sell, assign, pledge or
otherwise transfer any accounts, contract rights, general
intangibles, chattel paper or instruments, with or without
recourse; provided that the Borrower, the Parent and any
Subsidiary of the Borrower or the Parent may create or
incur or suffer to be created or incurred or to exist:
(a)  liens in favor of the Borrower or the
Parent on all or part of the assets of Subsidiaries
of the Borrower or the Parent securing Indebtedness
owing by Subsidiaries of the Borrower or the Parent
to the Borrower or the Parent, as the case may be;
(b)  liens to secure taxes, assessments and
other government charges in respect of obligations
not overdue or liens on properties to secure claims
for labor, material or supplies in respect of
obligations not overdue;
(c)  deposits or pledges made in connection
with, or to secure payment of, workmen's
compensation, unemployment insurance, old age
pensions or other social security obligations, or
deposits to secure the performance of tenders, bids
and other contracts (other than for the payment of
borrowed money) arising in the ordinary course of
business;
(d)	liens in respect of the interest of lessors
under leases of real property;
(e) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by 8.1(d);
(f) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;
(g)  encumbrances consisting of easements,
rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Parent or any of their Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower or the Parent interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Parent and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, the Parent or any of their Subsidiaries individually or of the Borrower, the Parent and their Subsidiaries on a consolidated basis;
(h)  presently outstanding liens listed on
Schedule 8.2 hereto, and liens to secure refinancings of Existing Indebtedness secured by presently outstanding liens to the extent and up to the amount that the refinanced Existing Indebtedness was secured; provided that the refinancing of such Existing Indebtedness is permitted by the provisions of 8.1(f) hereof; and
(i)  liens securing Other Indebtedness.
8.3.  Restrictions on Investments.  Each of the
Borrower and the Parent will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the Parent or the applicable Subsidiary;
(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United
States banks having total assets in excess of $1,000,000,000;
(c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P
1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard & Poor's
Rating Group; or other debt securities issued by such a corporation that at the time of purchase have been rated and the ratings for which are not less than "A" if rated by either Moody's Investors Services, Inc.
or Standard & Poor's Rating Group;
(d) obligations issued by (i) any state of the United States of America or (ii) any political subdivision of any such state or any public instrumentality thereof which are rated and the ratings for which are not less than "Aaa" if rated by Moody's Investors Services, Inc. or "AAA" if rated by
Standard & Poor's Rating Group;
(e)  Investments in shares of any so-called
"money market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund;
(f) Investments existing (and in the amount) on the date hereof and listed on Schedule 8.3 hereto;
(g) Investments with respect to Indebtedness permitted by 8.1(g) so long as the applicable
Subsidiaries remain Subsidiaries of the Borrower or the Parent, as the case may be;
(h) Investments consisting of the guaranty by the Parent of the Obligations hereunder, or Investments by the Borrower or the Parent in their wholly-owned Subsidiaries;
(i)  Investments consisting of (A) loans and
advances to employees for entertainment, travel and other similar expenses in the ordinary course of business not to exceed $200,000 in the aggregate at any time outstanding, (B) loans to employees of the Parent, pursuant to the terms of the Parent's non-qualified stock option plan, secured by pledges of the stock of the Parent owned by such employee, not to exceed $1,000,000 in the aggregate at any time outstanding and (C) loans and advances to employees for moving or relocation expenses not to exceed
$1,000,000 in the aggregate at any time outstanding;
(j)  Investments (i) in joint ventures,
excluding those joint ventures listed on Schedule
8.3, in lines of business that are similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged, not to exceed $20,000,000 in the aggregate at any time, and (ii), if the Borrower or the Parent shall own, at any time, less than a majority (by number of votes) of the outstanding Voting Stock of any joint venture or other Subsidiary (including, without limitation, any investment in a joint venture or other Subsidiary listed on Schedule 8.3), in such joint ventures and other Subsidiaries, not to exceed
$20,000,000 in the aggregate;
(k) Investments in stock or asset acquisitions permitted by 8.5.1 hereof.
(l) Investments with respect to Indebtedness permitted by 8.1(j).
8.4. Distributions. The Borrower will not make any Distributions unless both immediately before and immediately after such Distribution, no Default or Event of Default has occurred or is continuing.
8.5.  Merger, Consolidation.
8.5.1.  Mergers and Acquisitions.  Neither the
Borrower nor the Parent will, nor will they permit any of their Subsidiaries to,
(a)  become a party to any merger or
consolidation with any other party, unless (i) such other party is in a line of business that is similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged, (ii) the survivor of such merger or consolidation is the Borrower, the Parent or a Subsidiary of the Parent which is a corporation organized and existing under the laws of the United States or a state thereof, provided that each of the Borrower and the Parent shall survive any merger or consolidation to which it is a party, and (iii) immediately following such merger or consolidation no Default or Event of Default has occurred or is continuing; or
(b)  agree to or effect any asset
acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) unless
(i) the business being so acquired is in a line of business that is similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged,
(ii) except to the extent permitted by 8.3(j), the business being so acquired will be run as part of the Parent or a Subsidiary of the Parent, and (iii) immediately following such acquisition no Default or Event of Default has occurred or is continuing.
8.5.2.  Disposition of Assets.  Neither the
Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets
(including capital stock), other than (i) the sale of inventory and obsolete equipment in the ordinary course of business, consistent with past practices, or (ii) prior to the occurrence of a Default or Event of Default, the disposition or sale of assets, in one or more arms-length transactions, having a cumulative aggregate sales price not to exceed (A) in any fiscal year of the Parent, $100,000,000, and (B) in the aggregate from the Closing Date, $150,000,000;
provided that, the value as of the date of disposition of any non-cash assets received by the Borrower, the Parent or any Subsidiary in payment of any portion of the purchase price shall be equal to the fair market value of such assets.
8.6. Sale and Leaseback. Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrower, the Parent or any of their Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Person intends to use for substantially the same purpose as the property being sold or transferred ("Sale and Leaseback
Arrangements"), other than, so long as no Default or Event of Default shall have occurred and be continuing, Sale and Leaseback Arrangements with respect to property, the net book value of which determined on a cumulative basis from the Closing Date, shall not exceed $5,000,000 in the aggregate.
8.7. Compliance with Environmental Laws. Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, (i) (a) use any of the Real
Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with all Environmental Laws,
(b) cause or permit to be located on any of the Real
Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with all Environmental Laws, or (c) generate any Hazardous
Substances on any of the Real Estate except in compliance with all Environmental Laws, unless non-compliance could not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Parent and its Subsidiaries taken as a whole, or (ii) (a) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or properties in the vicinity thereof in violation of any Environmental Laws, or (b) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in material violation of any Environmental
Law, unless such violation could not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Parent and its Subsidiaries taken as a whole.
8.8. Employee Benefit Plans. Neither the Borrower, the Parent nor any ERISA Affiliate thereof will:
(a)  engage in any "prohibited transaction"
within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for any of the Borrower, the Parent or any of their Subsidiaries; or
(b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency," as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or
(c)  fail to contribute to any Guaranteed
Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a material lien or material encumbrance on the assets of the Borrower, the Parent or any of their Subsidiaries pursuant to 302(f) or 4068 of ERISA; or
(d)  amend any Guaranteed Pension Plan in
circumstances requiring the posting of security pursuant to 307 of ERISA or 401(a)(29) of the Code;
or
(e)  permit or take any action which would
result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension
Plans exceeding by more than $2,500,000 the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.
8.9. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower, the Parent or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties and except for payment of certain legal fees of a voting trust for the Horne family stock, and payment of expenses for preparation of tax returns of certain officers and directors of the Parent and its Subsidiaries and other transactions between the Borrower and the Parent or any of their Subsidiaries deemed by management of the Borrower and the Parent in good faith to be beneficial to the Borrower and the Parent, neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, enter into any transaction with any officer, director, employee or Affiliate of any of the Borrower, the Parent or any of their Subsidiaries (other than for service as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, any corporation, partnership, trust or other entity in which any such officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee or partner.
9.  FINANCIAL COVENANTS OF THE BORROWER AND THE PARENT.
9.1.  Fixed Charge Coverage Ratio.  Neither the
Borrower nor the Parent will permit the Fixed Charge
Coverage Ratio for any period of four consecutive fiscal quarters of the Parent to be less than 3.00:1.00.
9.2.  Leverage Ratio.  Neither the Borrower nor the
Parent will permit the ratio of (i) Total Funded Debt to
(ii) the sum of (A) Total Funded Debt plus (B)
Consolidated Net Worth on any date (a "Test Date") occurring during any period described in the table set forth below to exceed the ratio set forth opposite the period in the table below in which such Test Date occurs:

Period
Ratio
Closing Date - June 30, 1998
0.42:1.00
July 1, 1998 and thereafter
0.40:1.00
10.  CONDITIONS TO EFFECTIVENESS.
The obligations of the Banks to make the initial
Revolving Credit Loans and Competitive Loans shall be
subject to the satisfaction of the following conditions
precedent on or prior to the Closing Date:
10.1.  Loan Documents.  Each of the Loan Documents
shall have been duly executed and delivered by the
respective parties thereto, shall be in full force and
effect and shall be in form and substance satisfactory to
each of the Banks.  Each Bank shall have received a fully
executed copy of each such document.
10.2.  Certified Copies of Charter Documents.  Each
of the Banks shall have received from each of the Borrower
and the Parent, (i) a copy, certified by a duly authorized
officer of such Person to be true and complete on the
Closing Date, of each of (a) its charter or other
incorporation documents as in effect on such date of
certification, and (b) its by-laws as in effect on such
date and (ii) a certificate of good standing certified by
the Secretary of State of the jurisdiction in which it is
incorporated and each state in which it is qualified to do
business as a foreign corporation.
10.3.  Corporate Action.  All corporate action
necessary for the valid execution, delivery and
performance by each of the Borrower and the Parent of this
Credit Agreement and the other Loan Documents to which it
is or is to become a party shall have been duly and
effectively taken, and evidence thereof satisfactory to
the Banks shall have been provided to each of the Banks.
10.4.  Incumbency Certificate.  Each of the Banks
shall have received from each of the Borrower and the
Parent an incumbency certificate, dated as of the Closing
Date, signed by a duly authorized officer of such Person,
and giving the name and bearing a specimen signature of
each individual who shall be authorized: (i) to sign, in
the name and on behalf of such Person, each of the Loan
Documents to which such Person is or is to become a party;
(ii) in the case of the Borrower, to make Loan Requests
and Conversion Requests; and (iii) to give notices and to
take other action on its behalf under the Loan Documents.
10.5.  Assignment and Acceptance.  Each of Credit
Lyonnais Cayman Island Branch ("Credit Lyonnais") and The
Northern Trust Company ("Northern Trust") shall have (i)
delivered to the Administrative Agent a separate
Assignment and Acceptance, in the form of Exhibit F
hereof, executed by each of the parties thereto pursuant
to which each of Credit Lyonnais and Northern Trust shall
have sold and assigned to The Chase Manhattan Bank its
rights, benefits, indemnities and obligations under the
Original Credit Agreement and its Notes and (ii) cancelled
and returned any Notes issued to Credit Lyonnais and
Northern Trust to the Administrative Agent.
10.6.  Opinion of Counsel.  Each of the Banks and the
Administrative Agent shall have received a favorable
opinion addressed to the Banks and the Administrative
Agent, dated as of the Closing Date, in form and substance
satisfactory to the Banks and the Agent and substantially
in the form of Exhibit E hereof, from Goodwin, Procter &
Hoar LLP, counsel to the Borrower and the Parent, and each
of the Borrower and the Parent instruct Goodwin, Procter &
Hoar LLP to deliver such opinion to the Banks and the
Administrative Agent.
10.7.  Proceedings and Documents.  All proceedings in
connection with the transactions contemplated by this
Credit Agreement, the other Loan Documents and all other
documents incident thereto shall be satisfactory in
substance and in form to the Banks and to the
Administrative Agent and the Administrative Agent's
Special Counsel, and the Banks, the Administrative Agent
and such counsel shall have received all information and
such counterpart originals or certified or other copies of
such documents as the Administrative Agent may reasonably
request.
10.8.  Payment of Fees.  The Borrower shall have paid
the arrangement fee to the Arranger and the Administrative
Agent's fee to the Administrative Agent pursuant to 4.1
and 4.2, and all fees, expenses and disbursements of the
Administrative Agent's Special Counsel accrued prior to
the Closing Date.
11.  CONDITIONS TO ALL BORROWINGS.
The obligations of the Banks to make any Loan,
whether on or after the Closing Date, shall also be
subject to the satisfaction of the following conditions
precedent:
11.1.  Representations True; No Event of
Default.  Each of the representations and warranties of
any of the Borrower, the Parent and any of their
Subsidiaries contained in this Credit Agreement, the other
Loan Documents or in any document or instrument delivered
pursuant to or in connection with this Credit Agreement
shall be true as of the date as of which they were made
and shall also be true at and as of the time of the making
of such Loan, with the same effect as if made at and as of
that time (except to the extent of changes resulting from
transactions contemplated or permitted by this Credit
Agreement and the other Loan Documents and changes
occurring in the ordinary course of business that singly
or in the aggregate are not materially adverse to the
business, assets or financial condition of the Borrower or
the Parent, individually or the Parent and its
Subsidiaries taken as a whole, and to the extent that such
representations and warranties relate expressly to an
earlier date) and no Default or Event of Default shall
have occurred and be continuing.  The Administrative Agent
shall have received a certificate from each of the
Borrower and the Parent signed by an authorized officer of
such Person to such effect.
11.2.  No Legal Impediment.  No change shall have
occurred in any law or regulations thereunder or
interpretations thereof that in the reasonable opinion of
any Bank would make it illegal for such Bank to make such
Loan.
11.3.  Governmental Regulation.  Each Bank shall have
received from the Borrower, the Parent or any regulatory
authority such statements in substance and form reasonably
satisfactory to such Bank as such Bank shall require for
the purpose of compliance with any applicable regulations
of the Comptroller of the Currency or the Board of
Governors of the Federal Reserve System.
12.  EVENTS OF DEFAULT; ACCELERATION; ETC.
12.1.  Events of Default and Acceleration.  If any of
the following events ("Events of Default" or, if the
giving of notice or the lapse of time or both is required,
then, prior to such notice or lapse of time, "Defaults")
shall occur:
(a)  the Borrower shall fail to pay any
principal of the Loans when the same shall become due
and payable, whether at the stated date of maturity
or any accelerated date of maturity or at any other
date fixed for payment;
(b)  the Borrower shall fail to pay any interest
on the Loans, the Facility Fee, the Administrative
Agent's fee, or other sums due hereunder or under any
of the other Loan Documents, within five (5) days
after the same shall become due and payable, whether
at the stated date of maturity or any accelerated
date of maturity or at any other date fixed for
payment;
(c)  the Borrower or the Parent shall fail to
comply with any of their covenants contained in 7
(other than 7.2, 7.7, 7.10 and 7.11), 8 or 9;
(d)  the Borrower or the Parent or any of its
Subsidiaries shall fail to perform any term, covenant
or agreement contained herein or in any of the other
Loan Documents (other than those specified elsewhere
in this 12) for thirty (30) days after written
notice of such failure has been given to the Borrower
by the Administrative Agent;
(e)  any representation or warranty of the
Borrower or the Parent or any of their Subsidiaries
in this Credit Agreement or any of the other Loan
Documents or in any other document or instrument
delivered pursuant to or in connection with this
Credit Agreement shall prove to have been false in
any material respect upon the date when made or
deemed to have been made or repeated;
(f)  any of the Borrower, the Parent or any of
their Subsidiaries shall fail to pay at maturity, or
within any applicable period of grace, any obligation
(including any guaranties thereof) in respect of
borrowed money or credit received (including letters
of credit issued for the account of the Borrower, the
Parent or any of its Subsidiaries) or in respect of
any Capitalized Leases in excess of $10,000,000 in
the aggregate, or fail to observe or perform any
material term, covenant or agreement contained in any
agreement by which it is bound, evidencing or
securing borrowed money or credit received or in
respect of any Capitalized Leases in excess of
$10,000,000 in the aggregate, for such period of time
as would permit (assuming the giving of appropriate
notice if required) the holder or holders thereof or
of any obligations issued thereunder to accelerate
the maturity thereof;
(g)  any of the Borrower, the Parent or any of
their Subsidiaries shall make an assignment for the
benefit of creditors, or admit in writing its
inability to pay or generally fail to pay its debts
as they mature or become due, or shall petition or
apply for the appointment of a trustee or other
custodian, liquidator or receiver of any of the
Borrower, the Parent or any of their Subsidiaries or
of any substantial part of the assets of any of the
Borrower, the Parent or any of their Subsidiaries or
shall commence any case or other proceeding relating
to any of the Borrower, the Parent or any of their
Subsidiaries under any bankruptcy, reorganization,
arrangement, insolvency, readjustment of debt,
dissolution or liquidation or similar law of any
jurisdiction, now or hereafter in effect, or shall
take any action to authorize or in furtherance of any
of the foregoing, or if any such petition or
application shall be filed or any such case or other
proceeding shall be commenced against any of the
Borrower, the Parent or any of their Subsidiaries and
any of the Borrower, the Parent or any of their
Subsidiaries shall indicate its approval thereof,
consent thereto or acquiescence therein or such
petition or application shall not have been dismissed
within forty-five (45) days following the filing
thereof;
(h)  a decree or order is entered appointing any
such trustee, custodian, liquidator or receiver or
adjudicating any of the Borrower, the Parent or any
of their Subsidiaries bankrupt or insolvent, or
approving a petition in any such case or other
proceeding, or a decree or order for relief is
entered in respect of any of the Borrower, the Parent
or any of their Subsidiaries in an involuntary case
under federal bankruptcy laws as now or hereafter
constituted;
(i)  there shall remain in force, undischarged,
unsatisfied and unstayed, for more than thirty days,
whether or not consecutive, any final judgment
against any of the Borrower, the Parent or any of
their Subsidiaries that, with other outstanding final
judgments, undischarged, against the Borrower, the
Parent and any of their Subsidiaries exceeds in the
aggregate $5,000,000;
(j)  (i) if any of the Loan Documents shall be
cancelled, terminated, revoked or rescinded otherwise
than in accordance with the terms thereof or with the
express prior written agreement, consent or approval
of the Banks, or (ii) any action at law, suit or in
equity or other legal proceeding to cancel, revoke or
rescind any of the Loan Documents shall be commenced
by or on behalf of any of (A) the Borrower, the
Parent or any of their Subsidiaries party thereto, or
(B) any of the Horne family stockholders, or (C) any
other stockholder if such action, suit or proceeding
has not been dismissed or withdrawn within sixty (60)
days of the commencement thereof, or (iii) any court
or any other governmental or regulatory authority or
agency of competent jurisdiction shall make a
determination that, or issue a judgment, order,
decree or ruling to the effect that, any one or more
of the Loan Documents is illegal, invalid or
unenforceable in accordance with the terms thereof;
(k)  the Borrower or any ERISA Affiliate incurs
any liability pursuant to Title IV of ERISA (other
than for premiums) to the PBGC or a Guaranteed
Pension Plan in an aggregate amount exceeding
$1,000,000, or the Borrower or any ERISA Affiliate is
assessed withdrawal liability pursuant to Title IV of
ERISA by a Multiemployer Plan requiring aggregate
annual payments exceeding $1,000,000, or any of the
following occurs with respect to a Guaranteed Pension
Plan: (i) an ERISA Reportable Event, or a failure to
make a required installment or other payment (within
the meaning of 302(f)(1) of ERISA), provided that
the Administrative Agent determines in its reasonable
discretion that such event (A) could be expected to
result in liability of the Borrower or any of its
Subsidiaries to the PBGC or such Guaranteed Pension
Plan in an aggregate amount exceeding $1,000,000 and
(B) could constitute grounds for the termination of
such Guaranteed Pension Plan by the PBGC, for the
appointment by the appropriate United States District
Court of a trustee to administer such Guaranteed
Pension Plan or for the imposition of a lien in favor
of such Guaranteed Pension Plan; or (ii) the
appointment by a United States District Court of a
trustee to administer such Guaranteed Pension Plan;
or (iii) the institution by the PBGC of proceedings
to terminate such Guaranteed Pension Plan;
(l)  any of the Borrower, the Parent or any of
their Subsidiaries shall be enjoined, restrained or
in any way prevented by the order of any court or any
administrative or regulatory agency from conducting
any material part of its business and such order
shall continue in effect for more than thirty (30)
days; or
(m)  the Parent shall cease to own, directly or
indirectly, 100% of the capital stock of the
Borrower; or Timothy P. Horne and members of the
Horne family (or any trusts or similar entities
established for the benefit of members of the Horne
family) shall at any time cease to own, legally or
beneficially, at least fifty-one percent (51%) (by
number of votes) of the Voting Stock of the Parent;
or, during any period of twelve consecutive calendar
months, individuals who were directors or who were
elected by the members of the board of directors of
the Parent on the first day of such period shall
cease to constitute a majority of the board of
directors of the Parent.
then, and in any such event, so long as the same may be
continuing, the Administrative Agent may, and upon the
request of the Majority Banks shall, by notice in writing
to the Borrower declare all amounts owing with respect to
this Credit Agreement, the Notes and the other Loan
Documents to be, and they shall thereupon forthwith
become, immediately due and payable without presentment,
demand, protest or other notice of any kind, all of which
are hereby expressly waived by the Borrower and the
Parent; provided that in the event of any Event of Default
specified in 12.1(g) or 12.1(h), all such amounts shall
become immediately due and payable automatically and
without any requirement of notice from the Administrative
Agent or any Bank.
12.2.  Termination of Commitments.  If any one or
more of the Events of Default specified in 12.1(g) or
12.1(h) shall occur, the Total Commitment shall forthwith
terminate and each of the Banks shall be relieved of all
obligations to make Loans to the Borrower.  If any other
Event of Default shall have occurred and be continuing,
(i) the Administrative Agent may and, upon the request of
the Majority Banks, shall, by notice to the Borrower,
terminate the Total Commitment, and upon such notice being
given the Total Commitment shall terminate immediately and
(ii) in the event that Banks holding fifty-one percent
(51%) of the actual outstanding principal amount of the
Notes have declared all amounts owing pursuant to the last
paragraph of 12.1 above, the Total Commitment shall
terminate immediately and, in each case, each of the Banks
shall be relieved of all further obligations to make
Loans.  Thereafter, reinstatement of the Total Commitment
shall require the written consent of each Bank.  If any
such notice is given to the Borrower, the Administrative
Agent will forthwith furnish a copy thereof to each of the
Banks.  No termination of the credit hereunder shall
relieve the Borrower or the Parent of any of the
Obligations or any of their existing obligations to any of
the Banks arising under other agreements or instruments.
12.3.  Remedies.  In case any one or more of the
Events of Default shall have occurred and be continuing,
each Bank, if owed any amount with respect to the Loans,
may, (i) prior to acceleration of the maturity of the
Loans pursuant to 12.1, with the consent of the Majority
Banks but not otherwise, proceed to protect and enforce
its rights by suit in equity, action at law or other
appropriate proceeding, whether for the specific
performance of any covenant or agreement contained in this
Credit Agreement and the other Loan Documents or any
instrument pursuant to which the Obligations to such Bank
are evidenced, including as permitted by applicable law
the obtaining of the ex parte appointment of a receiver,
and, (ii) following acceleration of the maturity of the
Loans pursuant to 12.1, proceed to enforce the payment
thereof or any other legal or equitable right of such
Bank.  No remedy herein conferred upon any Bank or the
Administrative Agent or the holder of any Note is intended
to be exclusive of any other remedy and each and every
remedy shall be cumulative and shall be in addition to
every other remedy given hereunder or now or hereafter
existing at law or in equity or by statute or any other
provision of law.
12.4.  Distribution of Proceeds.  In the event that,
following the occurrence or during the continuance of any
Default or Event of Default, the Administrative Agent or
any Bank, as the case may be, receives any monies in
connection with the enforcement of any of the Loan
Documents such monies shall be distributed for application
as follows:
(a)  First, to the payment of, or (as the case
may be) the reimbursement of the Administrative Agent
for or in respect of all reasonable costs, expenses,
disbursements and losses which shall have been
incurred or sustained by the Administrative Agent in
connection with the collection of such monies by the
Administrative Agent, for the exercise, protection or
enforcement by the Administrative Agent of all or any
of the rights, remedies, powers and privileges of the
Administrative Agent under this Credit Agreement or
any of the other Loan Documents and in support of any
provision of adequate indemnity to the Administrative
Agent against all taxes or liens which by law shall
have, or may have, priority over the rights of the
Administrative Agent to such monies;
(b)  Second, to all other Obligations in such
order or preference as the Majority Banks may
determine; provided, however, that distributions in
respect of such Obligations shall be made (i) pari
passu among Obligations with respect to the
Administrative Agent's fee payable under 4.2 and all
other Obligations and (ii) Obligations owing to the
Banks with respect to each type of Obligation such as
interest, principal, fees and expenses, shall be made
among the Banks pro rata based upon the amount of the
Obligations outstanding with respect to each Bank;
and provided, further, that the Administrative Agent
may in its reasonable discretion make proper
allowance to take into account any Obligations not
then due and payable; and
(c)  Third, the excess, if any, shall be
returned to the Borrower or to such other Persons as
are entitled thereto.
13.  SETOFF.
Regardless of the adequacy of any collateral, during
the continuance of any Event of Default, any deposits or
other sums credited by or due from any of the Banks to
either of the Borrower or the Parent and any securities or
other property of the Borrower or the Parent in the
possession of such Bank may be applied to or set off by
such Bank against the payment of Obligations and any and
all other liabilities, direct, or indirect, absolute or
contingent, due or to become due, now existing or
hereafter arising, of the Borrower or the Parent to such
Bank.  Each of the Banks agrees with each other Bank that
(i) except with respect to the amount of any check or
electronic equivalent deposited with such Bank and
credited to the Borrower's or the Parent's account
maintained with such Bank which is subsequently returned
to the Borrower or the Parent unpaid, if an amount to be
set off is to be applied to Indebtedness of the Borrower
or the Parent to such Bank, other than the Obligations
evidenced by the Notes held by such Bank, such amount
shall be applied ratably to such other Indebtedness and to
the Obligations evidenced by all such Notes held by such
Bank, and (ii) if such Bank shall receive from the
Borrower or the Parent, whether by voluntary payment,
exercise of the right of setoff, counterclaim, cross
action, enforcement of the claim evidenced by the Notes
held by such Bank by proceedings against the Borrower or
the Parent at law or in equity or by proof thereof in
bankruptcy, reorganization, liquidation, receivership or
similar proceedings, or otherwise, and shall retain and
apply to the payment of the Note or Notes held by such
Bank any amount in excess of its ratable portion of the
payments received by all of the Banks with respect to the
Notes held by all of the Banks, such Bank will make such
disposition and arrangements with the other Banks with
respect to such excess, either by way of distribution, pro
tanto assignment of claims, subrogation or otherwise as
shall result in each Bank receiving in respect of the
Notes held by its proportionate payment as contemplated by
this Credit Agreement; provided that if all or any part of
such excess payment is thereafter recovered from such
Bank, such disposition and arrangements shall be rescinded
and the amount restored to the extent of such recovery,
but without interest.
14.  THE ADMINISTRATIVE AGENT AND THE COMPETITIVE BID
AGENT.
14.1.  Authorization.  (a) The Agents are authorized
to take such action on behalf of each of the Banks and to
exercise all such powers as are hereunder and under any of
the other Loan Documents and any related documents
delegated to the Agents, together with such powers as are
reasonably incident thereto, provided that no duties or
responsibilities not expressly assumed herein or therein
shall be implied to have been assumed by the Agents.
(b)	The relationship between the Agents and each of
the Banks is that of an independent contractor.  The use
of the terms "Agents," "Administrative Agent" and
"Competitive Bid Agent" is for convenience only and are
used to describe, as a form of convention, the independent
contractual relationship between the Agents and each of
the Banks.  Nothing contained in this Credit Agreement nor
the other Loan Documents shall be construed to create an
agency, trust or other fiduciary relationship between the
Agents and any of the Banks.
(c)	As an independent contractor empowered by the
Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other
Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in
Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents, if any. Such actions include the designation of the Administrative Agent as "secured party," "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations.
14.2. Employees and Agents. The Agents may exercise their powers and execute their duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to their rights and duties under this Credit
Agreement and the other Loan Documents. Each of the Agents may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.
14.3. No Liability. Neither the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.
14.4.  No Representations.
14.4.1.  General.  The Agents shall not be
responsible for the execution or validity or enforceability of this Credit Agreement (except for the execution by the Agents, or the validity or enforceability against the Agents, of this Credit
Agreement), the Notes, any of the other Loan
Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Parent, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrower, the Parent or any of their Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Parent or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrower, the Parent or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.
14.4.2.  Closing Documentation, etc.  For
purposes of determining compliance with the conditions set forth in 10, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative
Agent or the Arranger (or their counsel) active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.
14.5.  Payments.
14.5.1.  Payments to Administrative Agent.  A
payment by the Borrower or the Parent to the Administrative Agent hereunder or any of the other
Loan Documents for the account of any Bank shall constitute a payment to such Bank. The
Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as provided in 4.6 through 4.8,
4.10 and 16 and as otherwise expressly provided herein or in any of the other Loan Documents.
14.5.2.  Distribution by Administrative
Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
14.5.3.  Delinquent Banks.  Notwithstanding
anything to the contrary contained in this Credit
Agreement or any of the other Loan Documents, any Bank that fails absent notification to the Administrative Agent by such Bank pursuant to 2.8.2
(i) to make available to the Administrative Agent its pro rata share of any Loan or (ii) to comply with the provisions of 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit
Agreement, shall be deemed delinquent (a "Delinquent
Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A
Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower or the Parent, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
14.6. Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.
14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents have not been reimbursed by the Borrower as required by 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan
Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the willful misconduct or gross negligence of the Agents, their directors, officers or employees or any other Person assisting them in their duties or any agent or employee thereof.
14.8. Agent as Bank. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Administrative Agent and the Competitive Bid Agent.
14.9. Resignation. Either of the Agents may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent in such capacity. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Rating Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
14.10.  Notification of Defaults and Events of
Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof.
The Administrative Agent hereby agrees that upon receipt of any notice under this 14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.
15.  EXPENSES.
The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, in connection with the preparation, administration or interpretation of such documents, the closing hereunder, and any amendments, restatements, modifications, approvals, consents or waivers hereto or hereunder, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Banks (other than taxes based upon the Administrative Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agents' Special Counsel incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the closing hereunder, and amendments, restatements, modifications, approvals, consents or waivers hereto or hereunder, (iv) the reasonable fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, provided that amounts attributable to syndication expenses shall not exceed
$5,000, and (vi) all reasonable out-of-pocket expenses
(including without limitation reasonable attorneys' fees, costs and disbursements, which attorneys shall be outside counsel to the Agents or any of the Banks, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agents or any of the Banks in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Parent or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to either of the Agents' relationship with the Borrower, the Parent or any of their Subsidiaries, provided, however that the Agents shall refund any amounts paid pursuant to the terms of this 15 to the extent that they have been determined by a court of competent jurisdiction, by final order, to have been incurred solely as a result of a breach by the Administrative Agent or the Competitive Bid Agent, as the case may be, of its obligations under this Credit
Agreement. The covenants of this 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Obligations.
16.  INDEMNIFICATION.
The Borrower agrees to indemnify and hold harmless the Agents and the Banks and their respective affiliates, officers, directors, employees, agents or other representatives from and against any and all claims actual or threatened in writing, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby, except to the extent resulting from the gross negligence or willful misconduct of the indemnified party as determined by a court of competent jurisdiction by a final and non-appealable judgment, including, without limitation, (i) any actual or proposed use by any of the Borrower, the Parent or any of their Subsidiaries of the proceeds of any of the Loans, (ii) any of the Borrower, the Parent or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to any of the Borrower, the Parent and any of their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances
(including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel if (x) in the written opinion of counsel to the Administrative Agent, use of counsel of the Borrower's choice could reasonably be expected to give rise to a conflict of interest, or (y) the Borrower shall not have employed counsel reasonably satisfactory to the Administrative Agent and the Banks to represent the Agents and the Banks within reasonable time after notice of the institution of any such litigation or proceeding. If, and to the extent that the obligations of the Borrower under this 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this 16 shall survive payment of satisfaction in full of the Obligations.
17.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.
17.1.  Sharing of Information with Section 20
Subsidiary. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary.
The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Administrative Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Administrative Agent and each Bank to share with such
Section 20 Subsidiary any information delivered to the Administrative Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.
17.2. Confidentiality. Each of the Banks and the each of the Agents agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agents, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this 17, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agents, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agents, or to auditors or accountants, (e) to the Agents, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, either of the Agents or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in 17.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of 19.6.
17.3. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agents shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.
17.4. Other. The obligations of each Bank under this 17 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Bank.
18.  SURVIVAL OF COVENANTS, ETC.
All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other
Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Parent or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligations under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agents at any time by or on behalf of the Borrower, the Parent or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower, the Parent or such Subsidiary hereunder.
19.  ASSIGNMENT AND PARTICIPATION.
19.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more
Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement
(including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that
(i) the Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, (ii) prior to the occurrence or continuance of a Default or Event of Default, the Borrower shall have given its prior written consent to all such assignments in amounts of less than $20,000,000, which consent shall not be unreasonably withheld or delayed (it being understood by the parties that no consent of the Borrower shall be required for assignments in amounts of $20,000,000 or in excess thereof or following the occurrence of a Default or an Event of Default), (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit
Agreement, and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and
(ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative
Agent of the registration fee referred to in 19.3, be released from its obligations under this Credit Agreement.
19.2.  Certain Representations and Warranties;
Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:
(a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit
Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;
(b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrower, the Parent or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrower, the Parent or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan
Documents or any other instrument or document furnished pursuant hereto or thereto;
(c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in 6.4 and 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(d)  such assignee will, independently and
without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;
(e) such assignee represents and warrants that it is an Eligible Assignee;
(f) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Credit Agreement and the other
Loan Documents as are delegated to the Administrative
Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;
(g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and
(h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.
19.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the
"Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit
Agreement. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.
19.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new
Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five
(5) days of issuance of any new Notes pursuant to this 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.
19.5.  Participations.  Each Bank may sell
participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents;
provided that (i) each such participation shall be in an amount of not less than $5,000,000 (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.
19.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices and 17 hereof, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.
19.7.  Assignee or Participant Affiliated with the
Borrower. If any assignee Bank is an Affiliate of the Borrower or the Parent, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to 12.1 or 12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or the Parent or an Affiliate of the Borrower or the Parent, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to 12.1 or 12.2 to the extent that such participation is beneficially owned by the Borrower or the Parent or any Affiliate of the Borrower or the Parent, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.
19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If BankBoston transfers all of its interest, rights and obligations under this Credit
Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a reference Bank for the purpose of determining the Eurodollar Rate hereunder. Anything contained in this 19 to the contrary notwithstanding, any Bank may (i) at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C.
341; provided that no such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan
Documents and (ii) assign to another Bank listed on
Schedule 1 hereto or an Affiliate of any Bank listed on
Schedule 1 hereto all or a portion of its interests, rights and obligations under this Credit Agreement
(including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the same time owing to it) without the prior written consent of the Borrower.
19.9. Assignment by Borrower. Neither the Borrower nor the Parent shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.
20.  NOTICES, ETC.
Except as otherwise expressly provided in this Credit
Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:
(a)  if to the Borrower, at 801 West Street,
Second Floor, Wilmington, Delaware 19801, Attention:
Kenneth Kubacki (with a copy to the Parent at the address set forth below), or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;
(b)  if to the Parent, at 815 Chestnut Street,
North Andover, Massachusetts 01845, Attention:
William McCartney, or at such other address for notice as the Parent shall last have furnished in writing to the Person giving the notice;
(c)  if to the Administrative Agent or the
Competitive Bid Agent, at 100 Federal Street, Boston,
Massachusetts 02110, Attention: Harvey H. Thayer,
Jr., Director, or such other address for notice as the Administrative Agent or the Competitive Bid Agent shall last have furnished in writing to the Person giving the notice; and
(d) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.
Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
21.  GOVERNING LAW.
THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN
DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED
THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH
OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID
COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS
APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  EACH OF THE
BORROWER AND THE PARENT AGREES THAT ANY SUIT FOR THE
ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER
LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE
COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING
THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF
SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT
BEING MADE UPON THE BORROWER OR THE PARENT BY MAIL AT THE
ADDRESS SPECIFIED IN 20.  EACH OF THE BORROWER AND THE
PARENT HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR
HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH
COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT
COURT.
22.  HEADINGS.
The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
23.  COUNTERPARTS.
This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit
Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
24.  ENTIRE AGREEMENT, ETC.
The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit
Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 27.
25.  WAIVER OF JURY TRIAL.
EACH OF BORROWER, THE PARENT, THE ADMINISTRATIVE
AGENT AND EACH BANK HEREBY WAIVES ITS RIGHT TO A JURY
TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF
ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE
NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR
OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF
SUCH RIGHTS AND OBLIGATIONS.  EXCEPT AS PROHIBITED BY LAW,
EACH OF THE BORROWER AND THE PARENT HEREBY WAIVES ANY
RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION
REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL,
EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY
DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
EACH OF THE BORROWER AND THE PARENT (I) CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE
ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR
OTHERWISE, THAT SUCH BANK OR THE ADMINISTRATIVE AGENT
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE
ADMINISTRATIVE AGENT AND THE BANKS HAVE BEEN INDUCED TO
ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS
TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS
AND CERTIFICATIONS CONTAINED HEREIN.
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.
Except as otherwise expressly provided in this Credit
Agreement, any consent or approval required or permitted by this Credit Agreement to be given by one or more or all of the Banks may be given, and any term of this Credit
Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Parent of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the payment date for principal, interest or fees hereunder, the term of the Notes, the amount of the Commitments of the Banks, the amount of the Facility Fee hereunder, the pro rata sharing of payments by the Borrower among the Banks as required herein, and this 26 may not be changed nor may the guaranty of the Parent set forth in 5 be released, without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Administrative Agent's fees and 14 may not be amended without the written consent of the Administrative Agent.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.
No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Parent shall entitle the Borrower or the Parent to other or further notice or demand in similar or other circumstances.
27.  SEVERABILITY.
The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.
28.  TRANSITIONAL ARRANGEMENTS.
28.1.  Original Credit Agreement Superseded.  This
Credit Agreement shall on the Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this 28. On the Closing Date, the rights and obligations of the parties evidenced by the Original
Credit Agreement shall be evidenced by this Credit
Agreement and the other Loan Documents.
28.2. Return and Cancellation of Notes. As soon as reasonably practicable after its receipt of its Notes hereunder on the Closing Date, the Banks will promptly return to the Borrower, marked "Substituted" or "Cancelled," as the case may be, any promissory notes of the Borrower held by the Banks pursuant to the Original
Credit Agreement. In addition, the Administrative Agent will request that any "Bank" under the Original Credit
Agreement which is not a Bank hereunder promptly return to the Borrower, marked "Cancelled," any promissory notes of the Borrower held by such Person pursuant to the Original
Credit Agreement.
28.3.  Interest and Fees Under Superseded
Agreement. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original
Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing
Date. Commencing on the Closing Date, the Facility Fees shall be payable by the Borrower to the Administrative
Agent for the account of the Banks, in accordance with 2.2.

IN WITNESS WHEREOF, the undersigned have duly
executed this Credit Agreement as a sealed instrument as
of the date first set forth above.
WATTS INVESTMENT   COMPANY
By:
Name:
Title:
BANKBOSTON, N.A.,
individually and as
Administrative Agent and
Competitive Bid Agent
By:
Name:	Harvey H. Thayer,
Jr.
Title:	Director
FIRST UNION NATIONAL BANK
By:
Name:
Title:
MELLON BANK, N.A.
By:
Name:
Title:
BROWN BROTHERS HARRIMAN   &
CO.
By:
Name:
Title:
THE CHASE MANHATTAN BANK
By:
Name: A. Neil Sweeny
Title: Vice President
WATTS INDUSTRIES, INC., as
Guarantor
By:
Name:
Title:







SCHEDULE 1

Banks, Commitments, Commitment Percentages,
Domestic Lending Offices, Eurodollar Lending Offices


Bank

Bank

Amount
Commitment
Percentage

Domestic Lending  Office:
Eurodollar
Lending
Office:






BankBoston, N.A.
Same
$35,000,00
0
28%
100 Federal Street, 01-
09-04



Boston, MA 02110



Attn:  Harvey H. Thayer,
Jr.







The Chase Manhattan Bank
Same
$27,500,00
0
22%
999 Broad Street



Bridgeport, CT 06604



Attn:  A. Neil Sweeny







Mellon Bank, N.A.
Same
$27,500,00
0
22%
One Boston Place



Boston, MA 02108



Attn:  Jane Westrich







First Union National Bank
Same
$27,500,00
0
22%
One First Union Center



301 South College Street



Charlotte, NC 28288



Attn:  Ted Noneman







Brown Brothers Harriman &
Co.
Same
$7,500,000
6%
40 Water Street



Boston, MA 02109



Attn:  John C. Walsh











				TOTAL

$125,000,0
00
100.0%







         SCHEDULE 6.3
WATTS INDUSTRIES, INC.  -  CAPITAL LEASES



                                                                 US $
            COMPANY         DESCRIPTION                        BALANCE

ANDERSON-BARROWS            Manufacturing & Office Equipment    $73,965

CIRCLE SEAL CONTROLS        Manufacturing & Office Equipment    111,027

WATTS BENELUX               Office Equipment                     30,479*

PIBIVIESSE                  Manufacturing & Office Equipment    137,396*

                            Total Capital Leases               $352,867





NOTES:

* - Obligations are denominated in foreign currencies. Valuations are current US dollar equivalents and will vary with changes in foreign exchange rates.

The above Lease obligations are for property for which the assets and lease obligation liability are
reflected in the balance sheet of Watts Industries, Inc.   Operating
leases conveying no ownership,
covering: manufacturing and office space, equipment and vehicles have not been included.


	SCHEDULE 6.7

	LITIGATION


NONE


SCHEDULE 6.13

FINANCING STATEMENTS

NONE



	SCHEDULE 6.18

	ENVIRONMENTAL MATTERS

NATIONAL PRIORITIES LIST SITES:

1.	San Gabriel Valley, California:  James Jones Company is a
potentially responsible party and its facility in El Monte, California is located within this Site. Watts Industries, Inc. has agreed to indemnify Tyco International, the current owner of James Jones Company, with respect to this matter.

2.	Combe Landfill North, New Jersey:  Leslie Controls, Inc. has
been named as a potentially responsible party.

3.	Sharkey Landfill, New Jersey:  Leslie Controls, Inc. has been named as a potentially responsible party.

4.	Old Southington Landfill, Connecticut:  The Contromatics
Division of Watts Regulator Company has been named as a potentially responsible party.

5.	Solvents Recovery Service of NE, Connecticut:  The
Contromatics Division of Watts Regulator Company has been named as a potentially responsible party.

STATE REMEDIATION PROJECTS:

1.	Seaboard Chemical Corp., North Carolina:  The Chesnee and
Regtrol Divisions of Watts Regulator Company have been named as potentially responsible parties in this mater.

2.	Jameco Industries, Inc., Wyandnach, NY:  This property is
currently classified as a Class 2 site under New York law.
The company has entered into a Consent Order with the NYS DEC and has prepared a remedial investigation plan for NYS DEC review and approval. Previously, the site had been classified as a Class 4 inactive site subject to a Maintenance Plan established by the NYS DEC.

3.	Industrial Solvents and Chemical Company, Pennsylvania:
Nicholson Steam Trap, Inc. has been named as a potentially responsible party.

4.	Davis Landfill, Spindale, North Carolina:  This site is listed on the North Carolina Inactive Sites list. This site contained, among other substances, certain hazardous wastes of the Regtrol Division of Watts Regulator Company. Watts
Regulator has removed its hazardous materials from this site and has submitted a site closure plan to the Inactive Site division of the North Carolina environmental agency.

5.	General Aides, North Carolina:  This site is listed on the
North Carolina Inactive Sites list. This site contained, among other substances, certain hazardous wastes of the Regtrol Division of Watts Regulator Company. Watts Regulator has removed its hazardous materials from this site and has submitted a site closure plan to the Inactive Site division of the North Carolina environmental agency.

6.	American Foundry, Muskogee, Oklahoma:  Green Country Castings,
Inc., a subsidiary of Leslie Controls, Inc., formerly owned and operated a foundry on this site and utilized a portion of this premises as a landfill for certain hazardous wastes. The
Company has agreed to take the necessary steps to close this landfill in accordance with applicable state and local regulations.

7.	Greater Muskogee Development Corp., Muskogee, Oklahoma:
Greater Muskogee Development Corp. owns the property adjacent to the American Foundry site. Green Country Castings deposited certain hazardous wastes on this property after obtaining the owner's consent. The Company is currently conducting a limited investigation of this site.

8.	Nicholson Steam Trap, Inc., Wilkes-Barre, Pennsylvania:
Certain hazardous substances were released onto Nicholson's property, the former site of its manufacturing operations.
This site has been remediated and a site closure plan has been submitted to the Pennsylvania environmental agency.

9.	Jameco Industries, Inc., Wyandanch, N.Y.:  The company has
closed its operations at this facility and is required to take certain actions in connection with this plant closing in accordance with the laws and regulations of NYS. The majority of these requirements have been fulfilled as of the date hereof.

10.	Jameco Industries, Inc.:  In the course of the plant closing, the company remediated certain heavy metal soil contamination within the former plating area with the approval of the NYS
DEC.

11.	Watts Regulator facility in Chesnee, South Carolina:  The
company discovered indications of possible oil contamination on the property, apparently related to the chip storage area in the loading dock. The South Carolina DHEC was notified and the company has taken steps to remediate this contamination.
The SC DHEC has sent a draft administrative order to the company in connection with this matter.

12.	Webster Valve, Inc., Franklin, N.H.:  The company had
deposited from time to time various materials from numerous excavations into a pile behind this facility. Upon testing in August 1997, it was discovered that this pile contained lead which necessitated remediation. The material in this pile has been treated and removed from the facility. The NH DES has issued an administrative order to Webster Valve in connection with this matter and an appeal is pending for April 1998.

13.	Webster Valve, Inc., Franklin, N.H.:  The company has reported to the NH DES that a swale along one boundary line of the property contains lead and other substances. The company is currently developing an RI/FS for submission to the NH DES.

14.	Webster Valve, Inc., Franklin, N.H.:  The NH DES has advised the company that it received a report that foundry sand materials containing lead and other substances had been encased in two concrete pits underneath the foundry. Upon investigation, the company confirmed this report and has subsequently removed the sand from one of the two pits. The company has requested permission from the NH DES to allow the sand in the second pit to remain within the concrete encasement.

15.	Webster Valve, Inc., Franklin, N.H.:  The company discovered that foundry sand materials containing lead had been deposited with Mr. Crowley, a contractor who has performed various services for the company. Mr. Crowley owns a junkyard located in Franklin, NH. The company reported this matter to the NH
DES and the NH DES has issued an administrative order to Mr.
Crowley.  The company is currently negotiating with Mr.
Crowley and the NH DES to remove and properly dispose of any materials sent to this site by Webster Valve.


OTHER MATTERS:

1.	PBVS, Mazzo di Rho, Italy:  During a Phase 1 environmental
investigation conducted during due diligence in connection with the acquisition of PBVS, the company discovered the existence of approximately 12 underground storage tanks on this site.

2.	PBVS/De Martin, Italy:  During a Phase 1 environmental
investigation conducted during due diligence in connection with the acquisition of PBVS, the company discovered the existence of one underground storage tank on this site and possible soil contamination.

3.	Proposition 65/California:  The James Jones facility located in El Monte, California has been threatened with legal action under Proposition 65 by a private environmental group for alleged failure to properly notify the adjacent property owners of possible lead contamination associated with its foundry operations.

4.	Proposition 65/Jameco Industries, Inc.:  A non-profit
environmental group has notified Jameco Industries that it may file legal action for violation of Proposition 65 for failure to issue proper warnings to consumers of the potential for lead exposure related to faucets and related plumbing products sold by Jameco within the State of California.

5.	Contromatics Division, Milford, New Hampshire:  Contamination
was detected in the groundwater at the Contromatics facility in Milford, N.H. during a Phase I study being conducted by the Company. Groundwater monitoring was conducted pursuant to a state agency directive and is no longer required. The Company believes that the source of the contamination is the business adjacent to this facility.

6.	Watts ACV, Inc., Houston, Texas:  A petroleum release into the ground from certain compressors has previously occurred at the Watts ACV facility in Houston, Texas. The Company has taken steps to address this release and remediate the situation.

7.	Webster Valve Division, Franklin, New Hampshire:  A fuel oil release previously occurred at the Webster Valve Division of Watts Regulator Company. The Company has taken steps to address this release and remediate the property.

8.	Jameco Industries, Inc., Wyandanch, New York:  Jameco
maintained a waster water treatment discharge and injection well system on this property. The facility also had certain underground storage tanks. Occasional excursions may have occurred from the waste water discharge system onto and from the property. In addition, a plume of contamination was discovered underneath the building in the groundwater and the soil caused by releases of hazardous substances from within the plant.

	The company has been notified of a potential claim for migration of hazardous materials onto property adjacent to the facility. The owner of that property has requested that she be compensated for the damage to her property.

9.	There were underground storage tanks at the Jameco Industries facility in Wyandanch, N.Y., which have been removed pursuant to a voluntary RI/FS with the NYSDEC. There are underground storage tanks on the site of the Aerodyne Division of Circle
Seal Corporation as well as on the American Foundry site in Muskogee, Oklahoma, which site was formerly owned and operated by Green Country Castings, an indirect subsidiary of the Company. In addition, other facilities may have underground storage tanks.


	SCHEDULE 6.19

	DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.

AS OF 3/26/98

DOMESTIC:

Watts International Sales Corp. [Massachusetts]
Watts Investment Company [Delaware]
Watts Regulator Company [Massachusetts]
Watts Securities Corp. [Massachusetts]
Circle Seal Controls, Inc. [Delaware]
Green Country Castings, Inc. [Oklahoma]
KF Industries, Inc. [Oklahoma]
KF Sales Corp. [Delaware]
Rudolph Labranche, Inc. [New Hampshire]
Leslie Controls, Inc. [New Jersey]
Spence Engineering Company, Inc. [Delaware]
Watts Drainage Products, Inc.[Delaware][formerly Ancon U.S.A.]
Anderson-Barrows Metals Corp. [California]
Circle Seal Corporation [Delaware][formerly Jameco Acquisition]
Jameco Industries, Inc. [New York]
Webster Valve, Inc. [New Hampshire]
Ames Holdings, Inc. [Delaware]
Ames Company, Inc. [California]
Yolo-Ames Leasing Company, Inc. [California]

INTERNATIONAL:

Watts Industries (Canada) Inc. [Canada]
Watts Investment Company Canada Ltd. [Canada]
Telford Valve & Specialties, Inc. [Canada]
Woodlawn Holdings Ltd. [Canada]
Watts Industries Europe B.V. [The Netherlands]
Watts Industries France S.A. [France]
Watts Industries Germany GmbH [Germany]
Wattsco International [U.S. Virgin Islands]
Watts Ocean BV [The Netherlands]
Watts Eurotherm SA [France]
Watts UK Ltd. [United Kingdom]
Watts G.R.C. SA [Spain]
Watts Intermes AG [Switzerland]
Watts Intermes GmbH [Austria]
Watts Intermes SpA [Italy]
* Intermes UK Ltd [United Kingdom]
KF Industries Europe BV [The Netherlands]
Leslie International V.I. [Virgin Islands]
Watts M.T.R GmbH [Germany]
Ocean B.V. [The Netherlands]
Pibiviesse SpA [Italy]
B.V. Philabel [The Netherlands]
Watts AG [Switzerland]
Watts Ocean NV [Belgian]
WIG Armaturen Vertriebs, GmbH [Germany]
WSA Heizungs und Sanitartechnik GmbH [Germnay]
WIC Verwaltungs und Beteiligungs GmbH [Germany]
WLI S.r.L. [Italy][formerly ISI SpA]
Watts Londa SpA [Italy][formerly Watts ISI SpA]


In addition to the foregoing, the Company holds an 80% interest in De Martin Srl [Italy], a 60% interest in Tianjin Tanggu Watts
Valve Company Limited, a Chinese joint venture, and a 60% interest in Suzhou Watts Valve Co., Ltd., a Chinese joint venture. The Company also holds a 49% interest in Jameco
International LLC.

* Dissolution pending






 SCHEDULE 8.1 - INDEBTEDNESS
    WATTS INDUSTRIES, INC.
                                                                         US $
COMPANY                CREDITOR          DESCRIPTION        RATE      BALANCE

DEBT:
WATTS INDUSTRIES, INC. Bondholders       Debentures due
                                         December 2003    8.38%     $75,000,000

WATTS REGULATOR CO.  First Union        Industrial
                                        Revenue Bond     Variable     5,000,000
                     Fleet Bank         Industrial
                                        Revenue Bond    81% Prime       500,000

SPENCE ENGINEERING   First Union        Industrial
                                        Revenue Bond     Variable     7,500,000

LESLIE CONTROLS      First Union       Industrial
                                       Revenue Bond      Variable     4,765,000
                     Leslie Foundation  Note            Prime+.5%       110,200

ANDERSON-BARROWS   Former Stockholders  Acquisition Note  0.00%       1,041,666

CIRCLE SEAL CONTROLS Cecil & Wilkinson  Acquisition Notes 0.00%          37,500

WATTS BENELUX      Generale Bank        Mortgage Loan     4.75%         324,141*

WATTS FRANCE       CIDISE               Mortgage Loan    11.50%         14,972*
                   ANVAR                Advance Loan      0.00%         162,734*
                   ANVAR                Advance Loan      0.00%          32,547*

WATTS GERMANY      Landes Girokasse     Mortgage Loan     6.50%         218,174*
                   Landes Girokasse     Long Term Loan    6.00%          51,271*

WATTS ITALY        Mediocredito T.A.A.  Long Term Loan    7.60%       1,039,906*
                   Mediocredito T.A.A.  Long Term Loan    7.20%         376,731*

PIBIVIESSE         Ministry of Industry Long Term Loan                  424,377*

TANGGU WATTS VALVE CO. LTD. Bank of China   Bank Loan     6.00%         240,674*

                       Total Classified Debt                        $96,839,893

OTHER INDEBTEDNESS:
WATTS CANADA      BankBoston  Letter of Credit -Purchases 0.00%           5,460*

WATTS ITALY       Tecnofin Trentina    Government Loan    5.00%          34,388*

WATTS INDUSTRIES, INC. City of Palmdale Government Grant  0.000%         411,336
                  First Union    Letter of Credit-Insurance 0.375%     1,504,747
                  Credit LyonnaisLetter of Credit-Insurance 0.30%     13,210,444
                  BankBoston     Letter of Credit-Purchases 0.00%        383,104
                  BankBoston     Letter of Credit-Performance
                                                  Bonds     0.00%         57,489
                  Brown Brothers Letter of Credit-Hartford
                                             Specialty      0.00%        100,000
                                             on behalf of Leslie Controls

WATTS REGULATOR CO. BankBoston   Letter of Credit-Purchases 0.00%      8,108,418

KF INDUSTRIES INC.  BankBoston   Letter of Credit-Performance
                                                  Bonds     0.00%         32,444

TANGGU WATTS
VALVE CO. LTD.    Tanggu Valve Co,
                  Ltd.           Minority Interest
                                 to Shareholder             0.00%     7,506,417*

SUZHOU WATTS
VALVE CO. LTD.    Sufa Valve Co,
                  Ltd.           Minority Interest
                                 to Shareholder             0.00%     4,271,797*

                        Total Other Indebtedness                     $35,626,044

CAPITAL LEASES:
ANDERSON-BARROWS     Various     Capital Leases            12-15%        $73,965

CIRCLE SEAL CONTROLS Various     Various Office &
                                 Equipment Lease          Various        111,027

WATTS BENELUX        Hewlett Packard  HP Lease              8.50%        30,479*

PIBIVIESSE           Various     Various Office &
                                 Equipment Lease          Various       137,396*

                        Total Capital Leases                            $352,867




Total Indebtedness including Capital Leases                         $132,818,804




NOTES:

   * - Obligations are denominated in foreign currencies. Valuations are current US dollar equivalents and will vary with changes in foreign exchange rates.

Watts Industries, Inc. has guaranteed certain agreements in connection with the acquisition of certain assets or entities, which agreements contain various indemnification provisions and other covenants which the corporation may be required to fullfill.





   SCHEDULE 8.2 - MORTGAGES
    WATTS INDUSTRIES, INC.
                                                                      US $
COMPANY           CREDITOR                  DESCRIPTION      RATE     BALANCE

WATTS BENELUX     Generale Bank           Mortgage Loan     4.75%       324,141*

WATTS FRANCE      CIDISE                  Mortgage Loan    11.50%        14,972*

WATTS GERMANY     Landes Girokasse        Mortgage Loan     6.50%       218,174*

                                          TOTAL MORTGAGES               557,287




WATTS INDUSTRIES, INC. - LIENS
    WATTS INDUSTRIES, INC.

                                                                           US $
COMPANY              CREDITOR         DESCRIPTION                       BALANCE

WATTS REGULATOR CO.  First Union-IRB Manufacturing Bldg and Machinery  5,000,000
                     Shawmut-IRB     Manufacturing Bldg and Machinery    500,000

SPENCE ENGINEERING   First Union-IRB Manufacturing Bldg and Machinery  7,500,000

LESLIE CONTROLS      First Union-IRB Manufacturing Bldg and Machinery  4,765,000

VARIOUS              Various         See Schedule 8.1 Capital Lease
                                     Listing                             352,867

                                                                     $18,117,867



NOTES:

   * - Obligations are denominated in foreign currencies. Valuations are current US dollar equivalents and will vary with changes in foreign exchange rates.

All mortgages and liens listed above are included in the Watts Industries, Inc. 8.1 Schedule of Indebtedness.





 SCHEDULE 8.3  -  INVESTMENTS
    WATTS INDUSTRIES, INC.


                                                      %            US$
COMPANY            DESCRIPTION      INTEREST RATE     OWNERSHIP    BOOK VALUE

MONEY MARKET FUNDS:

WATTS INDUSTRIES, INC.
                 Fidelity Institutional
                 B Dom Govt            5.38% - varies   100%          $0

WATTS INVESTMENT COMPANY
                 Dreyfus/Laurel
                 Institutional Govt.   5.44% - varies   100%     816,000

WATTS SECURITIES CORP
                 Evergreen TRS FND
                 #656                  4.90% - varies   100%     117,000

WATTS FRANCE     Credit Lyonnaisa
                 10-30 day CDs/DDA  3.1-3.6%-varies     100%   1,682,181 *

                          Total Money Market Fund Investments $2,615,181


INVESTMENT IN JOINT VENTURES AND PARTIALLY OWNED SUBSIDIARIES:

WATTS INVESTMENT
COMPANY          Tianjin Tanggu Watts Valve Co., Ltd  Cost     60%    $8,500,000
                 Suzhou Watts Valve Company, Ltd.     Cost     60%     6,000,000

WATS REGULATOR
COMPANY          Jameco International LLC             Equity   49%        68,000

WATTS ITALY      De Martin S.r.l                      Cost     80%       320,382

Total Joint Venture and Partially Owned Subsidiary Investments       $14,888,382





NOTES:

   * - Obligations are denominated in foreign currencies. Valuations are current US dollar equivalents and will vary with changes in foreign exchange rates.